                                                                   Exhibit 10.36

                                                                  EXECUTION COPY
                                                                  --------------




================================================================================


                                   $30,000,000


                                CREDIT AGREEMENT


                                      among


                          MATTRESS HOLDING CORPORATION,


                        MATTRESS DISCOUNTERS CORPORATION,
                                  as Borrower,


                               The Several Lenders
                        from Time to Time Parties Hereto,


                              FLEET NATIONAL BANK,
                                  as Co-Agent,


                                       and


                              JPMORGAN CHASE BANK,
                             as Administrative Agent


   Dated as of August 6, 1999, as Amended and Restated as of January 11, 2002


================================================================================

                          J. P. MORGAN SECURITIES INC.,
                    as Sole Lead Arranger and Sole Bookrunner

                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----
SECTION 1. DEFINITIONS .................................................    1

     1.1.   Defined Terms ..............................................    1
     1.2.   Other Definitional Provisions ..............................   30

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS .............................   30

     2.1.   Commitments ................................................   30
     2.2.   Procedure for Loan Borrowing ...............................   31
     2.3.   Commitment Fees, etc .......................................   31
     2.4.   Termination or Reduction of Commitments ....................   32
     2.5.   Optional Prepayments .......................................   32
     2.6.   Mandatory Prepayments and Commitment Reductions ............   32
     2.7.   Conversion and Continuation Options ........................   34
     2.8.   Limitations on Eurodollar Tranches .........................   35
     2.9.   Interest Rates and Payment Dates ...........................   35
     2.10.  Computation of Interest and Fees ...........................   35
     2.11.  Inability to Determine Interest Rate .......................   36
     2.12.  Pro Rata Treatment and Payments ............................   36
     2.13.  Requirements of Law ........................................   37
     2.14.  Taxes ......................................................   38
     2.15.  Indemnity ..................................................   40
     2.16.  Change of Lending Office ...................................   41
     2.17.  Replacement of Lenders .....................................   41

SECTION 3. LETTERS OF CREDIT ...........................................   41

     3.1.   L/C Commitment .............................................   41
     3.2.   Procedure for Issuance of Letter of Credit .................   42
     3.3.   Fees and Other Charges .....................................   42
     3.4.   L/C Participations .........................................   42
     3.5.   Reimbursement Obligation of the Borrower ...................   43
     3.6.   Obligations Absolute .......................................   43
     3.7.   Letter of Credit Payments ..................................   44
     3.8.   Applications ...............................................   44

SECTION 4. REPRESENTATIONS AND WARRANTIES ..............................   44

                                                                            Page
                                                                            ----
      4.1.  Financial Condition ..........................................   44
      4.2.  No Change ....................................................   45
      4.3.  Corporate Existence; Compliance with Law .....................   45
      4.4.  Corporate Power; Authorization; Enforceable Obligations ......   45
      4.5.  No Legal Bar .................................................   45
      4.6.  Litigation ...................................................   46
      4.7.  No Default ...................................................   46
      4.8.  Ownership of Property ........................................   46
      4.9.  Intellectual Property ........................................   46
      4.10. Taxes ........................................................   46
      4.11. Federal Regulations ..........................................   46
      4.12. Labor Matters ................................................   47
      4.13. ERISA ........................................................   47
      4.14. Investment Company Act; Other Regulations ....................   47
      4.15. Subsidiaries .................................................   47
      4.16. Use of Proceeds ..............................................   47
      4.17. Environmental Matters ........................................   48
      4.18. Accuracy of Information, etc .................................   48
      4.19. Security Documents ...........................................   49
      4.20. Solvency .....................................................   49
      4.21. Senior Indebtedness ..........................................   50
      4.22. Regulation H .................................................   50

SECTION 5. CONDITIONS PRECEDENT ..........................................   50

      5.1.  Conditions to Effectiveness ..................................   50
      5.2.  Conditions to Each Extension of Credit .......................   51
      5.3.  Conditions to Permitted Acquisitions .........................   51

SECTION 6. AFFIRMATIVE COVENANTS .........................................   52

      6.1.  Financial Statements .........................................   52
      6.2.  Certificates; Other Information ..............................   53
      6.3.  Payment of Obligations .......................................   55
      6.4.  Maintenance of Existence; Compliance .........................   55
      6.5.  Maintenance of Property; Insurance ...........................   55
      6.6.  Inspection of Property; Books and Records; Discussions;
            Meetings .....................................................   55
      6.7.  Notices ......................................................   56
      6.8.  Environmental Laws ...........................................   56
      6.9.  Additional Collateral, etc ...................................   56
      6.10. Payment of Obligations Relating to Alabama Mortgage ..........   58

SECTION 7. NEGATIVE COVENANTS ............................................   58

                                                                            Page
                                                                            ----
    7.1.     Minimum Consolidated EBITDA ...................................  58
    7.2.     Indebtedness ..................................................  58
    7.3.     Liens .........................................................  60
    7.4.     Fundamental Changes ...........................................  62
    7.5.     Disposition of Property .......................................  62
    7.6.     Restricted Payments ...........................................  63
    7.7.     Capital Expenditures ..........................................  64
    7.8.     Investments ...................................................  64
    7.9.     Payments and Modifications of Certain Debt Instruments ........  66
    7.10.    Transactions with Affiliates ..................................  66
    7.11.    Sales and Leasebacks ..........................................  67
    7.12.    Changes in Fiscal Periods .....................................  67
    7.13.    Negative Pledge Clauses .......................................  67
    7.14.    Clauses Restricting Subsidiary Distributions ..................  67
    7.15.    Lines of Business .............................................  68
    7.16.    Amendments to Certain Agreements ..............................  68
    7.17.    Sealy Supply Agreement ........................................  68

SECTION 8.  EVENTS OF DEFAULT ..............................................  69

SECTION 9.  THE AGENTS .....................................................  72

    9.1.     Appointment ...................................................  72
    9.2.     Delegation of Duties ..........................................  72
    9.3.     Exculpatory Provisions ........................................  73
    9.4.     Reliance by Administrative Agent ..............................  73
    9.5.     Notice of Default .............................................  73
    9.6.     Non-Reliance on Agents and Other Lenders ......................  73
    9.7.     Indemnification ...............................................  74
    9.8.     Agent in Its Individual Capacity ..............................  74
    9.9.     Successor Administrative Agent ................................  74
    9.10.    Co-Agent ......................................................  75

SECTION 10. MISCELLANEOUS ..................................................  75

    10.1.    Amendments and Waivers ........................................  75
    10.2.    Notices .......................................................  76
    10.3.    No Waiver; Cumulative Remedies ................................  77
    10.4.    Survival of Representations and Warranties ....................  77
    10.5.    Payment of Expenses and Taxes .................................  78
    10.6.    Adjustments; Set-off ..........................................  81
    10.8.    Counterparts ..................................................  81

                                                                            Page
                                                                            ----
10.9.  Severability .......................................................  81
10.10. Integration ........................................................  81
10.11. GOVERNING LAW ......................................................  82
10.12. Submission To Jurisdiction; Waivers ................................  82
10.13. Acknowledgements ...................................................  82
10.14. Releases of Guarantees and Liens ...................................  83
10.15. Confidentiality ....................................................  83
10.16. Waiver of Defaults .................................................  84
10.17. WAIVERS OF JURY TRIAL ..............................................  84

SCHEDULES:


1.1A           Commitments
1.1B           Mortgaged Property
4.10           Taxes
4.15           Subsidiaries
4.19(a)        UCC Filing Jurisdictions
4.19(b)        Mortgage Filing Jurisdictions
4.19(c)        Owned Properties
7.2(d)         Existing Indebtedness
7.3(f)         Existing Liens
7.10           Transactions with Affiliates


EXHIBITS:


A              Form of Guarantee and Collateral Agreement
B              Form of Compliance Certificate
C              Form of Closing Certificate
D              Form of Mortgage
E              Form of Assignment and Acceptance
F              Form of Borrowing Base Certificate
G              Form of Exemption Certificate
H              Form of Subordination Provisions of Subordinated Debt
I              Form of Borrower/Holdings Subordinated Debt
J              Form of Management Note

                  CREDIT AGREEMENT, dated as of August 6, 1999, as amended and restated as of January 11, 2002, among Mattress Holding Corporation, a Virginia corporation ("Holdings"), Mattress Discounters Corporation, a Delaware
              --------
corporation (the "Borrower"), the several banks and other financial institutions
                  --------
or entities from time to time parties to this Agreement (the "Lenders"), Fleet
                                                              -------
National Bank, as co-agent (in such capacity, the "Co-Agent"), and JPMorgan
                                                   --------
Chase Bank, as administrative agent.

                  WHEREAS, Holdings and the Borrower entered into a Credit Agreement, dated as of August 6, 1999, as amended (the "Existing Credit
                                                        ---------------
Agreement"), with the Lenders and the Administrative Agent;
---------

                  WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction of the conditions precedent set forth in Section 5.1 hereof; and

                  WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that on the Restatement Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

                  1.1.     Defined Terms.  As used in this Agreement, the terms
                           -------------
listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if
                   ---
necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly
                  ----------
announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the
                                   ------------
product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary
                                                         ---------------------
CD Rate" shall mean, for any day, the secondary market rate for three-month
-------
certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by JPMorgan Chase Bank from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is
                   ---------
based upon the ABR.

                  "Account":  as defined in the definition of "Eligible Accounts
                   -------
Receivable".

                  "Account Debtor":  any debtor in respect of an Account.
                   --------------

                  "Administrative Agent": JPMorgan Chase Bank, together with its
                   --------------------
affiliates, as the lead arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly
                   ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents":  the collective reference to the Co-Agent and the
                   ------
Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time,
                   ------------------
an amount equal to such Lender's Commitments then in effect or, if the relevant Commitments have been terminated, the amount of such Lender's Tranche A Extensions of Credit or Tranche B Extensions of Credit, as applicable, then outstanding.

                  "Aggregate Exposure Percentage":  with respect to any Lender
                   -----------------------------
at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement":  this Credit Agreement, as amended, supplemented
                   ---------
or otherwise modified from time to time.

                  "Applicable Margin":  (a) 3.50% per annum, in the case of
                   -----------------
Eurodollar Loans and (b) 2.50% per annum, in the case of ABR Loans.

                  "Application":  an application, in such form as the Issuing
                   -----------
Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Approved Fund": with respect to any Lender that is a fund
                   -------------
that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale": any Disposition of property or series of related
                   ----------
Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e), (f) or (g) of Section 7.5) that yields Net Cash Proceeds to Holdings, the Borrower or any of their respective Subsidiaries in excess of $500,000.

                  "Assignee":  as defined in Section 10.6(c).
                   --------

                  "Assignment and Acceptance":  an Assignment and Acceptance,
                   -------------------------
substantially in the form of Exhibit E.

                  "Assignor":  as defined in Section 10.6(c).
                   --------

                  "Available Commitment":  the Available Tranche A Commitment or
                   --------------------
the Available Tranche B Commitment, as applicable.

                  "Available Tranche A Commitment": as to any Tranche A Lender
                   ------------------------------
at any time, an amount equal to the excess, if any, of (a) such Lender's Tranche A Commitment then in effect over (b) such Lender's Tranche A Extensions of
                            ----
Credit then outstanding.

                  "Available Tranche B Commitment": as to any Tranche B Lender
                   ------------------------------
at any time, an amount equal to the excess, if any, of (a) such Lender's Tranche B Commitment then in effect over (b) such Lender's Tranche B Extensions of
                            ----
Credit then outstanding.

                  "Bain Advisory Services Agreement": the Advisory Services
                   --------------------------------
Agreement between the Borrower and the Sponsor, dated on or about the Closing Date, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 7.16.

                  "Base Amount": as defined in Section 7.7(a).
                   -----------

                  "Bedding Experts": The Bedding Experts, Inc., an Illinois
                   ---------------
corporation.

                  "Benefitted Lender":  as defined in Section 10.7(a).
                   -----------------

                  "Board":  the Board of Governors of the Federal Reserve System
                   -----
of the United States (or any successor).

                  "Borrower":  as defined in the preamble hereto.
                   --------

                  "Borrower/Holdings Subordinated Indebtedness": as defined in
                   -------------------------------------------
Section 7.2(i).

                  "Borrowing Base": on any date, an amount (calculated based on
                   --------------
the most recent Borrowing Base Certificate delivered pursuant to Section 6.2(e)) equal to (a) 80% of Eligible Accounts Receivable plus (b) 25% of Eligible Raw
                                                 ----
Material plus (c) 65% of Eligible Finished Goods plus (d) the PP&E Component
         ----                                    ----
plus (e) the Overadvance. Standards of eligibility and reserves and advance
----
rates of the Borrowing Base may be revised and adjusted from time to time by the Administrative Agent in its reasonable judgment, with any changes in such standards to be effective eight Business Days after delivery of notice thereof to the Borrower.

                  "Borrowing Base Certificate":  as defined in Section 6.2(e).
                   --------------------------

                  "Borrowing Date":  any Business Day specified by the Borrower
                   --------------
as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business":  as defined in Section 4.17(b).
                   --------

                  "Business Day": a day other than a Saturday, Sunday or other
                   ------------
day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in
          --------
connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any
                   --------------------
Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP within the property, plant and equipment captions on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Lease Obligations": as to any Person, the obligations
                   -------------------------
of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations
                   -------------
or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or acquire any of the foregoing.

                  "Cash Equivalents": (a) marketable securities issued or
                   ----------------
directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's
                                                            ---
Investor Service, Inc. ("Moody's"); (c) commercial paper maturing no more than
                         -------
one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Canada, any member of the European Economic Community or any U.S. branch of a foreign bank having combined capital and surplus of not less than $250,000,000 (each Lender and each such commercial bank being herein called a "Cash Equivalent Bank"); (e) Eurodollar
                                       --------------------
time deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (provided such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank); (f) repurchase obligations for underlying securities of the types described in clauses (a) through (e); and (g) investments in money market funds which invest their assets substantially exclusively in the types of Cash Equivalents described in clauses (a) through
(e) above.

                  "Cash Pay Subordinated Debt": shall have the meaning set forth
                   --------------------------
in the definition of Subordinated Debt.

                  "C/D Assessment Rate": for any day as applied to any ABR Loan,
                   -------------------
the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B"
 ---------
(or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any ABR
                   ----------------------
Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Change of Control":  any of the following events:
                   -----------------

(a) the Permitted Investors shall cease to own (on a fully diluted basis) at least 51% of the economic and voting interests in the Capital Stock of Holdings (which percentage shall be reduced to 35% from and after the date (the "IPO Date") of an initial registered primary public
                        --------
         offering by Holdings of its common stock);

(b) prior to the IPO Date, the Sponsor and its Control Investment Affiliates shall cease to own of record and beneficially an amount of common stock of Holdings equal to at least 66-2/3% of the amount of common stock of Holdings owned by the Sponsor and its Control Investment Affiliates as of the Closing Date (which percentage shall be reduced to 33-1/3% from and after the IPO Date);

(c) prior to the IPO Date, the Permitted Investors shall cease to "control" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) Holdings;

(d) from and after the IPO Date, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Act of 1934, as in effect on the Closing Date) shall own a greater percentage of the voting and/or economic interest in the Capital Stock of Holdings than that owned by the Permitted Investors or (ii) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors;

(e) Holdings shall cease to own directly 100% of the economic and voting interest in the Borrower's Capital Stock on a fully diluted basis, free and clear of all Liens (except Liens permitted by Section 7.3(h)); or

(f) a "Change of Control" as defined in the Senior Note Indenture shall occur.

                  "Closing Date":  August 6, 1999.
                   ------------

                  "Co-Agent": as defined in the preamble hereto.
                   --------

                  "Code":  the Internal Revenue Code of 1986, as amended from
                   ----
time to time.

                  "Collateral":  all property of the Loan Parties, now owned or
                   ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment":  any Tranche A Commitment and/or Tranche B
                   ----------
Commitment, as applicable.

                  "Commitment Fee Rate":  0.50% per annum.
                   -------------------

                  "Commitment Period":  the period from and including the
                   -----------------
Closing Date to the Termination Date.

                  "Commonly Controlled Entity": an entity, whether or not
                   --------------------------
incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate":  a certificate duly executed by a
                   ----------------------
Responsible Officer substantially in the form of Exhibit B.

                  "Consolidated Current Assets": at any date, all amounts (other
                   ---------------------------
than cash and Cash Equivalents and deferred taxes to the extent included in current assets) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts
                   --------------------------------
that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) any liabilities of the Borrower and its Subsidiaries that are the current portion of any Indebtedness classified as long term liabilities in conformity with GAAP,
(b) without duplication of clause (a) above, all Indebtedness consisting of Loans to the extent otherwise included therein, and (c) deferred taxes to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income
                   -------------------
for such period plus, without duplication and to the extent reflected as a
                ----
charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, (i) items classified as cumulative effect accounting change items, (ii) whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business and (iii) restructuring costs, severance and relocation costs and any one-time expenses relating to (or resulting from) any merger, recapitalization or acquisition permitted by this Agreement), (f) any other non-cash charges, (g) all management fees paid to the Sponsor and/or its Control Investment Affiliates pursuant to
Section 7.10, (h) all transaction fees paid to the Sponsor or any of its Control Investment Affiliates pursuant to Section 7.10, (i) one-time compensation charges, including any arising from any recapitalization of the Borrower's bonus program or existing stock options, performance share or restricted stock plans resulting from any merger or recapitalization transaction expended in any period prior to the consummation of the transactions contemplated by the Recapitalization Documentation, (j) all cost savings directly attributable to any Permitted Acquisition that (i) are recognized by Regulation S-X of the Securities and Exchange Act of 1934, as amended, (ii) result from the sourcing of mattress sales within Holdings and its Subsidiaries or under the Sealy Supply

Agreement, or (iii) (x) are implemented within six months of such Permitted Acquisition, (y) are confirmed by the board of directors of the Borrower and (z) do not, in the aggregate, exceed an amount equal to 5% of the consolidated EBITDA (calculated in a manner comparable to the manner in which Consolidated EBITDA is calculated hereunder) of the relevant Permitted Acquired Person, in each case with respect to clauses (i), (ii) and (iii) as certified in reasonable detail by the Chief Financial Officer of the Borrower to the Administrative Agent and (k) any payments related to (i) addressing the Borrower's and any of its Subsidiaries' Year 2000 Problems (as defined in the Existing Credit Agreement) expressed in accordance with GAAP or (ii) reengineering efforts relating to the installation of the Borrower's point of sale system expensed in accordance with GAAP and pursuant to the Financial Accounting Standards Board's
(FASB) Emerging Issues Task Force Issue No. 97-13, provided that the aggregate amount of payments pursuant to clause (k) shall not exceed $2,400,000 and shall be made on or prior to June 30, 2002, plus the aggregate amount of Qualified
                                      ----
EBITDA Infusions made during such period, and minus, to the extent included in
                                              -----
the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income (other than non-cash income resulting from the Borrower's accrual method of accounting in accordance with past practice), all as determined on a consolidated basis.

                  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Total Debt Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made an Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Acquisition occurred on the first day of
--- -----
such Reference Period. As used in this definition, "Acquisition" means any acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person.

                  "Consolidated Fixed Charge Coverage Ratio": for any period,
                   ----------------------------------------
the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without
                   --------------------------
duplication) of (a) Consolidated Interest Expense for such period, (b) cash taxes paid by the Borrower and its Subsidiaries during such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including payments of Tranche A Loans accompanying scheduled reductions of the Tranche A Commitments).

                  "Consolidated Interest Expense": for any period, total cash
                   -----------------------------
interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including commitment fees accrued under Section 2.3, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Net Income": for any period, the consolidated
                   -----------------------
net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary and (d) whether or not distributed, the income of any Non-Recourse Subsidiary.

                  "Consolidated Total Debt":  at any date, the aggregate
                   -----------------------
principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Debt Ratio":  as of the last day of any
                   -----------------------------
period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Working Capital":  at any date, the excess of
                   ----------------------------
Consolidated Current Assets on such date over Consolidated Current Liabilities
                                         ----
on such date.

                  "Continuing Directors": the directors of Holdings on the
                   --------------------
Closing Date, after giving effect to the Recapitalization, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings.

                  "Contractual Obligation":  as to any Person, any provision of
                   ----------------------
any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Investment Affiliate": as to any Person, any other
                   ----------------------------
Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Default":  any of the events specified in Section 8, whether
                   -------
or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied, including, in any event, a "Default" under and as defined in the Senior Note Indenture.

                  "Disposition":  with respect to any property, any sale, lease,
                   -----------
sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.
                     -------       -----------

                  "Dollars" and "$": dollars in lawful currency of the United
                   -------       -
States.

                  "Domestic Subsidiary":  any Subsidiary of the Borrower
                   -------------------
organized under the laws of any jurisdiction within the United States.

                  "ECF Percentage": 50%; provided that the ECF Percentage shall
                   --------------        --------
be reduced to 25% if the Consolidated Total Debt Ratio as of the last day of the relevant fiscal year is not greater than 3.50 to 1.0.

                  "Eligible Accounts Receivable": at the time of any
                   ----------------------------
determination thereof, all accounts receivable ("Accounts") that satisfy the
                                                 --------
following criteria at the time of such determination: (i) have been invoiced and represent the bona fide sale and delivery from the Borrower or any of its Domestic Subsidiaries to the purchaser of merchandise or services, in each case in the ordinary course of business of the Borrower or any Domestic Subsidiary in connection with its trade operations and (ii) are not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through
(l) below (or as otherwise provided below). Without limiting the foregoing, to qualify as an Eligible Account Receivable, an Account shall indicate as sole payee and as sole remittance party the Borrower or any of its Domestic Subsidiaries. In determining the amount to be so included, the face amount of Accounts shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual returns, discounts, claims, credits or credits pending, charges, price adjustments, freight or finance charges or other allowances (including any amount that the Borrower or any of its Domestic Subsidiaries, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (ii) the aggregate amount of all vendor rebates, non-current financed receivables, reserves, limits and deductions provided for in this definition and elsewhere in this Agreement and (iii) the aggregate amount of all cash received in respect of Accounts but not yet applied by the Borrower or the relevant Domestic Subsidiary to reduce the amount of the Accounts. Standards of eligibility may be fixed from time to time solely by the Administrative Agent in the exercise of its reasonable judgment, with any changes in such standards to be effective eight Business Days after delivery of notice thereof to the Borrower. Unless otherwise approved from time to time in writing by the Administrative Agent, no Account shall be an Eligible Account Receivable if, without duplication:

                  (a) the Borrower or a Domestic Subsidiary does not have sole lawful and absolute title to such Account; or

                  (b) it arises out of a sale made by the Borrower or a Domestic Subsidiary to an employee, officer, agent, director, stockholder, or Affiliate of the Borrower or a Domestic Subsidiary ; or

                  (c) the Account Debtor (i) is a creditor, (ii) has or has asserted a right of set-off against the Borrower or a Domestic Subsidiary (unless such Account debtor has entered into a written agreement reasonably acceptable to the Administrative Agent to waive such set-off rights) or (iii) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to the Account or any other Account of the Borrower or a Domestic Subsidiary which has not been resolved, in each case, without duplication, to the extent of the amount owed by such Borrower or Domestic Subsidiary to the Account Debtor, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be; or

                  (d) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind; or

                  (e) the Account is not payable in Dollars or the Account Debtor is either not incorporated under the laws of the United States of America, any state thereof or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States, except to the extent the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent (as to form, substance and issuer) and assigned to and directly drawable by the Administrative Agent; or

                  (f) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval, extended terms or consignment or other similar basis or made pursuant to any other agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

                  (g) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower or a Domestic Subsidiary, as applicable, duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Administrative Agent; or

                  (h) the goods giving rise to such Account have not been shipped and title has not been transferred to the Account Debtor, or the Account represents a progress-billing or otherwise does not represent a completed sale; for purposes hereof, "progress-billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon completion by the Borrower or a Domestic Subsidiary of any further performance under the contract or agreement; or

                  (i) the Account does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board; or

                  (j) the Account is subject to any adverse security deposit, retainage or other similar advance made by or for the benefit of the Account Debtor, in each case to the extent thereof, or

                  (k) (i) the Account is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent, subject to no other Liens other than inchoate Liens permitted by Section 7.3 or (ii) the Account does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents relating to Accounts; or

                  (l) as to all or any part of such Account, a check, promissory note, draft, trade acceptance or other Instrument for the payment of money has been received, presented for payment and returned uncollected for any reason.

                  "Eligible  Finished Goods": on any date,  Eligible
                   ------------------------
Inventory composed of Finished Goods on such date shown on the perpetual inventory records of the Borrower and its Domestic Subsidiaries in accordance with GAAP.

                  "Eligible Inventory": at the time of any determination
                   ------------------
thereof, without duplication, the Inventory Value of the Borrower and its Domestic Subsidiaries at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (j) below (or as otherwise provided below). Without limiting the foregoing, to qualify as "Eligible Inventory" no person other than the Borrower or a Domestic Subsidiary, as applicable, shall have any direct or indirect ownership, interest or title to such Inventory and no person other than the Borrower or a Domestic Subsidiary, as applicable, shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. In determining the amount to be so included, Inventory shall be reduced by, without duplication, the Shrink Reserve. Standards of eligibility may be fixed from time to time solely by the Administrative Agent in the exercise of its reasonable judgment, with any changes in such standards to be effective eight Business Days after delivery of notice thereof to the Borrower. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

                  (a) the Borrower or a Domestic Subsidiary does not have sole and good, valid and unencumbered title thereto (except for inchoate Liens expressly permitted by Section 7.3); or

                  (b) it is not located in the United States; or

                  (c) in the case of raw materials it is other than padding, coils, foam, ticking, non-wovens or wood or

                  (d) it is packing or shipping materials, labels or miscellaneous spare parts; or

                  (e) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties (except for inchoate Liens expressly permitted by Section 7.3); or

                  (f) it is goods returned or rejected due to quality or comfort issues by the Borrower's customers or goods in transit to third parties (other than to warehouse sites described in clause (c) above); or

                  (g) it would be classified on the books and records of the Borrower or any Domestic Subsidiary (in accordance with their historical practices) as damaged, work- in-progress, discontinued for more than nine months, seconds or thirds or is obsolete or slow-moving or unmerchantable; or

                  (h) it does not conform in all material respects to the representations and warranties contained in the Loan Documents; or

                  (i) it is sample inventory in which event 60% of the amount may constitute Eligible Inventory, subject to satisfaction of the other clauses in this definition; or

                  (j) any portion of its value is attributable to capitalized overhead costs but only to the extent of such portion.

                  "Eligible Raw  Materials":  on any date, Eligible Inventory
                   -----------------------
composed of Raw Materials on such date shown on the perpetual inventory records of the Borrower and its Domestic Subsidiaries in accordance with GAAP.

                  "Environmental Laws": any and all foreign, Federal, state,
                   ------------------
local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

                  "ERISA":  the Employee Retirement Income Security Act of 1974,
                   -----
 as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to
                   ---------------------------------
a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each
                   --------------------
Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable
 --------------------
publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans":  Loans the rate of interest applicable
                   ----------------
to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each
                   ---------------
Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                         ------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar
                   ------------------
Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8,
                   ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied, including, in any event, an "Event of Default" under and as defined in the Senior Note Indenture.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the
                   ----------------
excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the
                                                                   ----
sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) Capital Expenditures made pursuant to Section 7.7(a) (net of any proceeds of any related debt or equity financings with respect to such Capital Expenditures) plus the
                                                                     ----
amount for such fiscal year to be carried forward to the next fiscal year and paid in cash pursuant to Section 7.7(a) less the amount (if any) for the
                                        ----
preceding fiscal year carried forward to the current fiscal year pursuant to
Section 7.7(a), (iii) the aggregate amount of all prepayments of Loans during such fiscal year to the extent accompanying permanent optional reductions of the Commitments or made pursuant to Section 2.6(g), (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net

Income, (vii) non-cash charges added in calculating Consolidated EBITDA in a prior period to the extent such non-cash charges are paid in cash in the current period, (viii) fees and expenses associated with any exchange of the Senior Notes contemplated under the terms of the Senior Note Indenture, (ix) to the extent not otherwise deducted in determining Excess Cash Flow, cash payments made during such period with respect to non-current liabilities and cash payments made during such period with respect to restructuring reserves and Permitted Acquisitions, and (x) to the extent not otherwise deducted in determining Consolidated Net Income, Restricted Payments and Investments made in cash pursuant to Section 7.6 or 7.8 made during such period (net of any proceeds of any related debt or equity financings (other than proceeds of equity financing constituting Excess Proceeds Amounts) used to fund any such Restricted Payments or Investments).

                  "Excess Cash Flow Application Date":  as defined in Section
                   ---------------------------------
2.6(e).

                  "Excess Proceeds Amount" means, initially, $0, which amount
                   ----------------------
shall be (a) increased (i) on the date of delivery in any fiscal year of an
             ---------
officer's certificate setting forth the calculation of Excess Cash Flow for the preceding fiscal year pursuant to Section 2.6(e), so long as any prepayment required pursuant to Section 2.6(e) has been made, by an amount equal to 50% or 75%, as the case may be, of such Excess Cash Flow, and (ii) on the date of the receipt by the Borrower of any Net Cash Proceeds from the issuance of Capital Stock of the Borrower, so long as any Commitment reduction and prepayment required pursuant to Section 2.6(b) has been made, by an amount equal to such Net Cash Proceeds which are not applied to reduce the Commitments, and (b) reduced (i) on each Excess Cash Flow Application Date where Excess Cash Flow for
-------
the immediately preceding fiscal year is a negative number, by such amount, (ii) at the time any Capital Expenditures are made pursuant to Section 7.7(c), by the amount of such Capital Expenditure and (iii) at the time an Investment is made pursuant to Section 7.8(l) with an amount attributable to the Excess Proceeds Amount, by the portion of the Investment made with the Excess Proceeds Amount, it being understood that the Excess Proceeds Amount may be reduced to an amount below $0 after giving effect to the reductions enumerated in clause (b)(i) above.

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary in
                   ---------------------------
respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Existing Credit Agreement":  as defined in the recitals.
                   -------------------------

                  "Facility": each of (a) the Tranche A Commitments and the
                   --------
Tranche A Loans made thereunder (the "Tranche A Facility") and (b) the Tranche B
                                      ------------------
Commitments and the Tranche B Loans made thereunder (the "Tranche B Facility").
                                                          ------------------

                  "Federal Funds Effective Rate": for any day, the weighted
                   ----------------------------
average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank from three federal funds brokers of recognized standing selected by it.

                  "Finished  Goods":  packaged goods to be sold by the Borrower
                   ---------------
or a Domestic  Subsidiary in the ordinary  course of business.

                  "Foreign Subsidiary":  any Subsidiary of the Borrower that is
                   ------------------
not a Domestic Subsidiary.

                  "Funded Debt": as to any Person, all Indebtedness of such
                   -----------
Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Office":  the office of the Administrative Agent
                   --------------
specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United
                   ----
States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the Restatement Effective Date and consistent with those used in the preparation of the Borrower's audited financial statements for the 2000 fiscal year. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Governmental Authority": any nation or government, any state
                   ----------------------
or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Guarantee and
                   ----------------------------------
Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation":  as to any Person (the
                   --------------------
"guaranteeing person"), any obligation of (a) the guaranteeing person or (b)
 -------------------
another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, dividends or other obligations (the "primary
                                                                    -------
obligations") of any other third Person (the "primary obligor") in any manner,
-----------                                   ---------------
whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall
                    --------  -------
not include standard contractual indemnities, endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors":  the collective reference to Holdings and the
                   ----------
Subsidiary Guarantors.

                  "Hedge Agreements": all interest rate swaps, caps or collar
                   ----------------
agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Holdings":  as defined in the preamble hereto.
                   --------

                  "Indebtedness": of any Person at any date, without
                   ------------
duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables, accrued expenses or deferred rent incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Insolvency":  with respect to any Multiemployer Plan, the
                   ----------
condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.
                   ---------

                  "Intellectual Property": the collective reference to all
                   ---------------------
rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day
                   ---------------------
of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than, unless otherwise provided herein, any Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially,
                   ---------------
the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, if available to all Lenders, such other periods as the Borrower may request, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or, if available to all Lenders, such other periods as the Borrower may request, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to
                 --------
Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date;

                    (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                    (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Inventory":  all Raw Materials and Finished  Goods held by
                   ---------
the Borrower or a Domestic  Subsidiary in the ordinary course of business.

                  "Inventory Value": of any Person shall mean at the time of any
                   ---------------
determination thereof the lower of cost (less any appropriate revaluation reserves or reserve for obsolete Inventory, shrink or physical inventory account adjustments and any profits accrued in connection with transfers of Inventory between any Loan Party and its Subsidiaries or between Subsidiaries of any Loan Party) or fair market value of the Inventory at such time, in Dollars, determined in accordance with the standard cost method of accounting less, in the event variances under the standard cost method (a) are capitalized, favorable variances shall be deducted from Eligible Inventory, and unfavorable variances shall not be added to Eligible Inventory, and (b) are expensed, a reserve shall be determined as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost.

                  "Investments":  as defined in Section 7.8.
                   -----------

                  "Issuing Lender":  JPMorgan Chase Bank, or any affiliate
                   --------------
thereof, in its capacity as issuer of any Letter of Credit.

                  "L/C Commitment":  $5,000,000.
                   --------------

                  "L/C Fee Payment Date":  the last day of each March, June,
                   --------------------
September and December and the last day of the Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
                   ---------------
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants":  the collective reference to all the
                   ----------------
Tranche A Lenders other than the Issuing Lender.

                  "Lenders":  as defined in the preamble hereto.
                   -------

                  "Letters of Credit":  as defined in Section 3.1(a).
                   -----------------

                  "Lien": any mortgage, pledge, hypothecation, assignment,
                   ----
deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents":  this Agreement, the Security Documents, the
                   --------------
Reaffirmation and the Notes.

                  "Loan Parties":  Holdings, the Borrower and each Subsidiary of
                   ------------
the Borrower that is a party to a Loan Document.

                  "Loans":  the Tranche A Loans and/or the Tranche B Loans, as
                   -----
applicable.

                  "Management Notes": as defined in Section 7.2(m).
                   ----------------

                  "Material Adverse Effect": a material adverse effect on (a)
                   -----------------------
the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or
                   ----------------------------------
petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgaged Properties":  the real properties listed on
                   --------------------
Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of the mortgages and deeds of trust made by
                   ---------
any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan":  a Plan that is a multiemployer plan as
                   ------------------
defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or
                   -----------------
any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes":  as defined in Section 2.14(a).
                   ------------------

                  "Non-Recourse Subsidiary": SCC Holdings and any Subsidiary
                   -----------------------
thereof, provided, that (i) at no time shall any creditor of any such Subsidiary have any claim (whether pursuant to a Guarantee Obligation, by operation of law or otherwise) against the Borrower or any of its other Subsidiaries (other than another Non-Recourse Subsidiary) in respect of any Indebtedness or other obligation of any such Subsidiary (other than in respect of a non-recourse pledge of Capital Stock of such Subsidiary); (ii) neither the Borrower nor any of its Subsidiaries (other than another Non-Recourse Subsidiary) shall become a general partner of any such Subsidiary; (iii) no default with respect to any Indebtedness of any such Subsidiary (including any right which the holders thereof may have to take enforcement action against any such Subsidiary) shall permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Borrower or its other Subsidiaries (other than another Non-Recourse Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; (iv) no such Subsidiary shall own any Capital Stock of, or own or hold any Lien on any property of, the Borrower or any other Subsidiary of the Borrower (other than another Non-Recourse Subsidiary); (v) no Investments may be made in any such Subsidiary by the Borrower or any of its Subsidiaries (other than by another Non-Recourse Subsidiary or pursuant to Section 7.8(n) or (o)); and (vi) the Borrower shall not directly or indirectly own any Capital Stock of such Subsidiary. It is understood that Non-Recourse Subsidiaries shall be disregarded for the purposes of all representations and warranties in Section 4, all affirmative covenants in Section 6, all negative covenants in Section 7 (including any calculation pursuant to this Agreement relating to financial matters with respect to the Borrower), all Events of Default set forth in
Section 8 and any definitions related to the provisions of such sections.

                  "Non-U.S. Lender":  as defined in Section 2.14(d).
                   ---------------

                  "Notes":  the collective reference to any promissory note
                   -----
evidencing Loans.

                  "Obligations": the unpaid principal of and interest on
                   -----------
(including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of

Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Other Taxes": any and all present or future stamp or
                   -----------
documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Overadvance":  the excess of (a) $17,500,000 over (b) the
                   -----------                                  ----
Borrowing Base determined pursuant to the Borrowing Base Certificate referred to in Section 5.1(f), which amount is $9,145,000.

                  "Participant":  as defined in Section 10.6(b).
                   -----------

                  "Participation Agreement":  as defined in Section 10.6(b).
                   -----------------------

                  "PBGC":  the Pension Benefit Guaranty Corporation established
                   ----
pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Percentage":  any Tranche A Percentage or Tranche B
                   ----------
Percentage, as applicable.

                  "Permitted Acquired Person": any Person acquired in connection
                   -------------------------
with a Permitted Acquisition.

                  "Permitted Acquisition": any acquisition by Holdings, the
                   ---------------------
Borrower or any Wholly Owned Subsidiary Guarantor of all of the Capital Stock of, or all or substantially all of the assets of, or of a business, unit or division of, any Person; provided that (a) the Borrower shall be in compliance,
                         --------
on a pro forma basis after giving effect to such acquisition, with the covenants
     --- -----
contained in Section 7.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Responsible Officer delivered to the Administrative Agent not later than three Business Days prior to such acquisition), (b) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (c) the Capital Stock and the other property so acquired (but only to the extent required by Section 6.9) shall constitute Collateral, (d) in the case of the acquisition of any Capital Stock, neither the relevant Permitted Acquired Person nor any of its Subsidiaries shall be an Excluded Foreign Subsidiary other than an Excluded Foreign Subsidiary incorporated under the laws of Canada (provided, that after giving pro forma effect to such Permitted
           --------
Acquisition as if such Permitted Acquisition had been consummated on the first day of the most recent period of four consecutive fiscal quarters for which the relevant financial information is available, the portion of Consolidated EBITDA for such period contributed by all Excluded Foreign Subsidiaries acquired pursuant to Permitted Acquisitions shall not exceed 25%), (e) any such acquisition shall have been approved by the Board of Directors or comparable governing body of the relevant Person, and (f) the conditions set forth in Section 5.3 shall have been satisfied with respect to such acquisition.

                  "Permitted Acquisition Date": with respect to each Permitted
                   --------------------------
Acquisition, the date on which the conditions precedent set forth in Section
5.3 shall have been satisfied.

                  "Permitted Investors":  the collective reference to the
                   -------------------
Sponsor, JPMorgan Chase Bank, Fleet National Bank, Canadian Imperial Bank of Commerce, Harvard Private Capital Holdings, Inc., Randolph Street Partners and their respective Control Investment Affiliates.

                  "Person":  an individual, partnership, corporation, limited
                   ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that
                   ----
is covered by Section 3(2) of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "PP&E Component":  an amount equal to $1,200,000.
                   --------------

                  "Projections":  as defined in Section 6.2(c).
                   -----------

                  "Properties":  as defined in Section 4.17(a).
                   ----------

                  "Qualified EBITDA Infusion": any Net Cash Proceeds from the
                   -------------------------
issuance of Holdings' Capital Stock or the incurrence by Holdings or the Borrower of Indebtedness, in each case received by the Borrower (in the form of a capital contribution from Holdings in the case of amounts initially received by Holdings) within 45 days after the end of any fiscal quarter or 90 days after the end of any fiscal year, provided that (a) the terms and conditions of such
                            --------
Indebtedness (other than Indebtedness constituting Tranche B Loans) shall be reasonably satisfactory to the Required Lenders and (b) if such Net Cash Proceeds are applied to pay payables and other obligations of the Borrower or its Subsidiaries, such payments shall be made in a manner consistent with the Borrower's or such Subsidiary's historical practices or with reasonable ordinary course practices in the industry generally.

                  "Qualified Infusion Document":  any document governing the
                   ---------------------------
terms of any Indebtedness (other than Tranche B Loans) referred to in the definition of "Qualified EBITDA Infusion".

                  "Qualified Payment Month": any month ending after the
                   -----------------------
Restatement Effective Date that is the last month of three consecutive months as to which the Consolidated Fixed Charge Coverage Ratio (measured on a rolling twelve-month basis) was greater than 1.20 to 1.0.

                  "Raw Materials":  any raw materials used or consumed in the
                   -------------
manufacture, packing or shipping of goods to be sold by the Borrower or any Domestic Subsidiary in the ordinary course of business.

                  "Reaffirmation":  as defined in Section 5.1(a).
                   -------------

                  "Recapitalization":  the recapitalization transaction
                   ----------------
described in the Recapitalization Documents.

                  "Recapitalization Agreement":  the Transaction Agreement among
                   --------------------------
Heilig-Meyers Company, Heilig-Meyers Associates, Inc. and MD Acquisition Corporation dated as of May 28, 1999.

                  "Recapitalization Documentation": collectively, the
                   ------------------------------
Recapitalization Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.16.

                  "Recovery Event":  any settlement of or payment in respect of
                   --------------
any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of their respective Subsidiaries.

                  "Register":  as defined in Section 10.6(d).
                   --------

                  "Regulation U": Regulation U of the Board as in effect from
                   ------------
time to time.

                  "Reimbursement Obligation":  the obligation of the Borrower to
                   ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any
                   ----------------------------
Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of their respective Subsidiaries in connection therewith that are not applied to reduce the Commitments pursuant to Section 2.6(c) or (d) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event":  any Asset Sale or Recovery Event in
                   ------------------
respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a
                   -------------------
Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any
                   ------------------------------
Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any
                   ----------------------------
Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization":  with respect to any Multiemployer Plan,
                   --------------
the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event":  any of the events set forth in Section
                   ----------------
4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.(S) 4043.

                  "Required Lenders":  at any time, the holders of more than 50%
                   ----------------
of the Total Commitments then in effect or, if the Commitments have been terminated, the Total Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of
                   ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president,
                   -------------------
vice president, secretary, vice president of finance or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or vice president of finance of the Borrower.

                  "Restricted Payments":  as defined in Section 7.6.
                   -------------------

                  "SCC Acquisitions": SCC Acquisition Inc., a Canadian
                   ----------------
Corporation.

                  "SCC Holdings": Sleep Country Holding Corporation, a Canadian
                   ------------
corporation.

                  "Sealy":  Sealy Mattress Company.
                   -----

                  "Sealy Supply Agreement":  the "Sealy Supply Agreement"
                   ----------------------
referred to in Schedule 7.10, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                   "SEC":  the Securities and Exchange Commission, any successor
                    ---
thereto and any analogous Governmental Authority.

                  "Security Documents": the collective reference to the
                   ------------------
Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Seller":  Heilig-Meyers Company.
                   ------

                  "Senior Note Indenture": the Indenture entered into by the
                   ---------------------
Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
Section 7.9.

                  "Senior Notes":  the notes of the Borrower issued on the
                   ------------
Closing Date together with any Exchange Notes (as defined in the Senior Note Indenture) issued in exchange for such notes pursuant to the Senior Note Indenture.

                  "Shrink Reserve": a reserve for shrink recorded on the
                   --------------
financial statements of the Borrower including discrepancies that arise between the Borrower's perpetual accounting system for inventory quantities on hand and physical counts of the inventory, as reasonably determined by the Administrative Agent from time to time.

                  "Single Employer Plan":  any Plan that is covered by Title IV
                   --------------------
of ERISA, but that is not a Multiemployer Plan.

                  "Sleep Country": Sleep Country Canada Inc., a Canadian
                   -------------
corporation.

                  "Sleep Country Acquisition Agreement": the Share Purchase
                   -----------------------------------
Agreement dated November 4, 1999 by and among SCC Acquisitions, Sleep Country and the shareholders of Sleep Country listed on the Seller's signature pages attached thereto.

                  "Solvent": when used with respect to any Person, means that,
                   -------
  as of any date of determination, (a) the amount of the "present fair saleable value" on a going concern basis of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value on a going concern basis of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Sponsor":  Bain Capital, L.L.C., a Delaware limited liability
                   -------
 company.

                  "Subordinated Debt": any unsecured Indebtedness of Holdings or
                   -----------------
the Borrower (other than the Senior Notes), provided, that (a) no part of the principal of such Indebtedness is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to August 7, 2006; (b) the payment of the principal of and interest on such Indebtedness and other obligations of Holdings or the Borrower, as the case may be, in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Loans and all other obligations and liabilities of Holdings or the Borrower, as the case may be, to the Administrative Agent and the Lenders under the Loan Documents to which it is a party on the terms set forth in Exhibit H; (c) such Indebtedness otherwise contains terms, covenants and conditions (other than the applicable interest rate) which are either (i) no less favorable to the Lenders than those contained in the Senior Note Indenture or (ii) reasonably satisfactory in form and substance to the Required Lenders as evidenced by their prior written approval thereof; (d) (i) if such Indebtedness does not require payment of interest in cash prior to August 7, 2006, such interest may not accrue at a rate in excess of 17% per annum or (ii) if such Indebtedness does require payment of interest in cash prior to August 7, 2006 ("Cash Pay Subordinated Debt"), the applicable interest rate shall not exceed
  ---------------------------
14%; (e) the Net Cash Proceeds of such Indebtedness are applied to make Investments; and (f) no Default or Event of Default shall have occurred and be continuing on a pro forma basis after giving effect thereto.
                --- -----
                  "Subordinated Seller Notes":  the subordinated notes of
                   -------------------------
Holdings issued on the Closing Date to the Seller.

                  "Subsidiary": as to any Person, a corporation, partnership,
                   ----------
limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, that Non-Recourse Subsidiaries shall be deemed not to constitute "Subsidiaries" for the purposes of this Agreement (other than within the definition of "Non-Recourse Subsidiary). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor":  each Subsidiary of the Borrower other
                   --------------------
than any Excluded Foreign Subsidiary.

                  "Tax Sharing Agreement":  the Tax Sharing Agreement among
                   ---------------------
Mattress Discounters Holding L.L.C., Holdings, the Borrower, TJB, Bedding Experts and Comfort Source Mattress Company, dated as of August 6, 1999.

                  "Termination Date":  February 15, 2004.
                   ----------------

                  "TJB": T.J.B., Inc., a Maryland corporation.
                   ---

                  "Total Commitments":  the Total Tranche A Commitments or the
                   -----------------
Total Tranche B Commitments, as applicable.

                  "Total Extensions of Credit":  the Total Tranche A Extensions
                   --------------------------
of Credit or the Total Tranche B Extensions of Credit, as applicable.

                  "Total Tranche A Commitments":  at any time, the aggregate
                   ---------------------------
amount of the Tranche A Commitments then in effect.

                  "Total Tranche A Extensions of Credit":  at any time, the
                   ------------------------------------
aggregate amount of the Tranche A Extensions of Credit of the Lenders outstanding at such time.

                  "Total Tranche B Commitments":  at any time, the aggregate
                   ---------------------------
amount of the Tranche B Commitments then in effect.

                  "Total Tranche B Extensions of Credit":  at any time, the
                   ------------------------------------
aggregate amount of the Tranche B Extensions of Credit of the Lenders outstanding at such time.

                  "Tranche A Commitment": as to any Lender, the obligation of
                   --------------------
such Lender, if any, to make Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Tranche A Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Tranche A Commitments is $17,500,000.

                  "Tranche A Extensions of Credit": as to any Tranche A Lender
                   ------------------------------
at any time, an amount equal to the sum of (a) the aggregate principal amount of all Tranche A Loans held by such Lender then outstanding and (b) such Lender's Percentage of the L/C Obligations then outstanding.

                  "Tranche A Lender":  any Lender that has a Tranche A
                   ----------------
Commitment or that holds Tranche A Loans.

                  "Tranche A Loans":  as defined in Section 2.1(a).
                   ---------------

                  "Tranche A Percentage": as to any Lender at any time, the
                   --------------------
percentage which such Lender's Tranche A Commitment then constitutes of the Total Tranche A Commitments (or, at any time after the Tranche A Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Tranche A Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Loans then outstanding).

                  "Tranche A Termination Date": the date on which the Tranche A
                   --------------------------
Commitments have been terminated and all Tranche A Loans and accrued interest thereon, all other amounts owing to the Tranche A Lenders under the Loan Documents have been paid in full (other than indemnification claims that have not been invoiced) and all Letters of Credit have been terminated or cash collateralized on terms reasonably satisfactory to the Administrative Agent.

                  "Tranche B Commitment": as to any Lender, the obligation of
                   --------------------
such Lender, if any, to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche B Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Tranche B Commitments is $12,500,000.

                  "Tranche B Extensions of Credit": as to any Tranche B Lender
                   ------------------------------
at any time, an amount equal to the aggregate principal amount of all Tranche B Loans held by such Lender then outstanding.

                  "Tranche B Lender":  any Lender that has a Tranche B
                   ----------------
Commitment or that holds Tranche B Loans.

                  "Tranche B Loans":  as defined in Section 2.1(a).
                   ---------------

                  "Tranche B Percentage": as to any Lender at any time, the
                   --------------------
percentage which such Lender's Tranche B Commitment then constitutes of the Total Tranche B Commitments (or, at any time after the Tranche B Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Tranche B Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Loans then outstanding).

                  "Transferee":  any Assignee or Participant.
                   ----------

                  "Type":  as to any Loan, its nature as an ABR Loan or a
                   ----
Eurodollar Loan.

                  "United States":  the United States of America.
                   -------------

                  "Wholly Owned Subsidiary": as to any Person, any other Person
                   -----------------------
all of the Capital Stock of which (other than directors' qualifying shares and/or other nominal amounts of shares, each as required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor":  any Subsidiary Guarantor
                   ---------------------------------
that is a Wholly Owned Subsidiary of the Borrower.

                  1.2. Other Definitional Provisions. (a) Unless otherwise
                       -----------------------------
specifiedtherein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings, the Borrower and their respective Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1. Commitments. (a) Subject to the terms and conditions
                       -----------
hereof, (i) each Tranche A Lender severally agrees to make revolving credit loans ("Tranche A Loans") to the Borrower from time to time during the
        ---------------
Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Percentage of the L/C Obligations then outstanding, does not exceed the lesser of (x) such Lender's Tranche A Commitment and (y) such Lender's Tranche A Percentage of the Borrowing Base then in effect and (ii) each Tranche B Lender severally agrees to make revolving credit loans ("Tranche B Loans") to the Borrower from time to time during the
               ---------------
Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed such Lender's Tranche B Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. It is understood that, effective on the Restatement Effective Date, with respect to "Loans" outstanding under the Existing Credit Agreement on such date, $17,500,000 of such "Loans" shall automatically become Tranche A Loans and $2,500,000 of such "Loans" shall be refinanced with Tranche B Loans. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7. The Tranche B Commitments shall automatically be increased by the amount of any reduction in the Tranche A Commitments pursuant to Section 2.6(f) effective on the date of such reduction. Any such increase shall ratably increase the Tranche B Commitments of the Tranche B Lenders. It is understood that the Borrower may finance any required prepayment of Tranche A Loans resulting from such commitment reduction with Tranche B Loans.

            (b) The Borrower shall repay all outstanding Loans on the Termination Date.

            2.2. Procedure for Loan Borrowing. The Borrower may borrow under the
                 ----------------------------
Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed and whether such Loans are Tranche A Loans or Tranche B Loans, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to
(x) in the case of ABR Loans, $500,000 or a whole multiple thereof (or, if the then aggregate relevant Available Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            2.3. Commitment Fees, etc. (a) The Borrower agrees to pay to the
                 --------------------
Administrative Agent for the account of each Tranche A Lender a commitment fee for the period from and including the Closing Date to the last day of the Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Tranche A Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date.

            (b) The Borrower agrees to pay to the Administrative Agent a monitoring fee in an amount equal to $30,000 per annum, payable annually in advance on the Restatement Effective Date, the first anniversary thereof and the second anniversary thereof (for the period ending on the Termination Date). If on the Termination Date the Commitments have not been terminated, any amounts remain owing hereunder or any Letter of Credit remains outstanding, such fee shall continue to be payable monthly in advance (on a ratable basis).

             (c) In addition, the Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

            2.4. Termination or Reduction of Commitments. The Borrower shall
                 ---------------------------------------
have the right, upon not less than three Business Days' (or such shorter time as the Administrative Agent shall agree to) notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Extensions of Credit would exceed the Total Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect. No Tranche B Commitment may be reduced or terminated until after the Tranche A Termination Date.

            2.5. Optional Prepayments. The Borrower may at any time and from
                 --------------------
time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. No Tranche B Loan may be prepaid until after the Tranche A Termination Date.

            2.6. Mandatory Prepayments and Commitment Reductions. (a) If any
                 -----------------------------------------------
Indebtedness shall be incurred by Holdings, the Borrower or any of their respective Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the reduction of the Commitments.


            (b) If any Capital Stock shall be issued by Holdings, the Borrower or any of their respective Subsidiaries, an amount equal to 50% of the Net Cash Proceeds thereof (excluding such Net Cash Proceeds received (i) from intercompany capital contributions made by Holdings, the Borrower or any of their respective Subsidiaries, (ii) from the Permitted Investors (other than Randolph Street Partners except to the extent its contribution is made on a pro
                                                                            ---
rata basis), (iii) by Holdings, the Borrower or any of their respective
----
Subsidiaries as payment for any shares of Capital Stock of Holdings, the Borrower or any of their respective Subsidiaries purchased by, or the exercise price under any option for any shares of Capital Stock of Holdings, the Borrower or any of their respective Subsidiaries held by, any officer, director or employee or consultant of Holdings, the Borrower or any of their respective Subsidiaries and (iv) by Holdings or the Borrower as consideration for shares of Capital Stock issued in connection with a Permitted Acquisition, provided that the aggregate Net Cash Proceeds which may be excluded under this Agreement pursuant to clause (iv) shall not exceed $20,000,000) shall be applied on the date of such issuance toward the reduction of the Commitments; provided, that
                                                               --------
such percentage shall be reduced to 25% if the Consolidated Total Debt Ratio immediately prior to giving effect to such application

(determined as at the end of the most recent period of four consecutive fiscal quarters for which the relevant financial information is available) is not greater than 3.50 to 1.0.

            (c) If on any date Holdings, the Borrower or any of their respective Subsidiaries shall receive Net Cash Proceeds from any Asset Sale then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the reduction of the Commitments; provided that, notwithstanding the foregoing, (i) the aggregate Net Cash
--------
Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $750,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the reduction of the Commitments.

            (d) If on any date Holdings, the Borrower or any of their respective Subsidiaries shall receive Net Cash Proceeds from any Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the reduction of the Commitments; provided that, notwithstanding the foregoing, (i) the aggregate Net
             --------
Cash Proceeds of Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $1,500,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the reduction of the Commitments.

            (e) If, for any fiscal year of the Borrower there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, prepay the Loans in an amount equal to the ECF Percentage of such Excess Cash Flow. Each such prepayment shall be made on a date (an "Excess Cash Flow
                                                             ----------------
Application Date") no later than five days after the earlier of (i) the date on
----------------
which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

            (f) The Tranche A Commitments shall automatically be reduced by $250,000 on the last day of each calendar quarter, commencing on March 31, 2002.

            (g) Any Commitment reductions made pursuant to Section 2.6 shall be applied to the Tranche A Commitments until the Tranche A Termination Date and, except in the case of paragraph (f), shall thereafter be applied to the Tranche B Commitments. Any such Commitment reductions shall be permanent and shall be accompanied by prepayment of the relevant Loans to the extent, if any, that the relevant Total Extensions of Credit exceed the amount of the relevant Total Commitments as so reduced, provided that, in the case of the Tranche A
                           --------
Commitments, if the aggregate principal amount of Tranche A Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Tranche A Lenders on terms and conditions reasonably satisfactory to the Administrative Agent.

            (h) If on any date the Total Tranche A Extensions of Credit exceed the lesser of (i) the Borrowing Base then in effect and (ii) the Total Tranche A Commitments, the Borrower shall on such date prepay the Tranche A Loans in an amount equal to the amount of such excess, provided that if the aggregate
                                           --------
principal amount of Tranche A Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Tranche A Lenders on terms and conditions reasonably satisfactory to the Administrative Agent.

            (i) Notwithstanding anything to the contrary in this Agreement, if any Participation Agreement provides that amounts received in respect of the relevant participated Loans may not be applied in respect of such Loans but shall instead be applied as provided in this Agreement, the Administrative Agent shall, to the extent it receives any such amounts (and each Lender agrees to remit any such amounts received by it to the Administrative Agent), apply such amounts, first, to prepay the Tranche A Loans and accrued interest thereon,
         -----
second, to pay any fees then due and owing under Section 2.3(a) or 3.3(a),
------
third, to the extent of any L/C Obligations then outstanding, to be deposited in
-----
a cash collateral account established with the Administrative Agent for the benefit of the Tranche A Lenders on terms and conditions reasonably satisfactory to the Administrative Agent, fourth, to pay any other amounts owing by the
                             ------
Borrower to the Administrative Agent and the Lenders, allocated ratably among them, and, fifth, subject to the occurrence of the Tranche A Termination Date,
           -----
to prepay the Tranche B Loans and accrued interest thereon.

            (j) The application of any prepayment pursuant to this Section 2.6 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each
               -----                    ------
prepayment of the Loans under this Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

            2.7.Conversion and Continuation Options. (a) The Borrower may elect
                -----------------------------------
from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable (subject to Sections 2.11 and 2.13) notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable (subject to Sections 2.11 and 2.13) notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable (subject to Sections 2.11 and 2.13) notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued
                             --------
as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if
                                                      --------  -------
the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            2.8. Limitations on Eurodollar Tranches. Notwithstanding anything to
                 ----------------------------------
the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

            2.9. Interest Rates and Payment Dates.  (a)  Each Eurodollar
                 --------------------------------
Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

            (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate
        ----
applicable to ABR Loans plus 2%, and (ii) if all or a portion of any interest
                        ----
payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in
                                                                   ----
each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date (except as otherwise provided in any Participation Agreement with respect to Loans participated thereunder ("Participation Interest Accruals")), provided
                                   -------------------------------     --------
that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand. Participation Interest Accruals shall bear interest at the rate then applicable to the relevant Loans and shall be payable (together with such interest) when such accrual is no longer required by the relevant Participation Agreement.

            2.10.Computation of Interest and Fees. (a) Interest and fees
                 --------------------------------
payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

          2.11. Inability to Determine Interest Rate. If prior to the first day
                -------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, whereupon (i) no Loans may be made or continued as, or converted to, Eurodollar Loans, until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (such notification not to be unreasonably withheld or delayed) and (ii) any notice of borrowing, conversion or continuation given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

          2.12. Pro Rata Treatment and Payments. (a) Each borrowing by the
                -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentages of the Lenders under the relevant Facility.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata
                                                                --- ----
according to the respective outstanding principal amounts of the Loans then held by the Lenders under the relevant Facility.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower. Notwithstanding anything contained in this Section 2.12(d), if the Administrative Agent demands repayment pursuant to the preceding sentence the Borrower shall not be required to pay any amount pursuant to Section 2.15 in connection with such repayment.

          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares
                                                                --- ----
of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.13. Requirements of Law. (a) If the adoption of or any change in any
                -------------------
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, within 15 Business Days of the receipt of its demand accompanied by documentation supporting such reimbursement request, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant
--------
to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving
                           ----------------
rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.14. Taxes. (a) All payments made by the Borrower under this
                -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall
                                                    ---------------
deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) If Administrative Agent or any Lender receives a refund in respect of any amounts paid by the Borrower pursuant to this Section 2.14, which refund in the sole judgment of the Administrative Agent or such Lender is allocable to such payment, it shall promptly notify the Borrower and shall, within 15 Business Days after receipt, repay such refund to the Borrower net of all out-of-pocket expenses of the Administrative Agent or such Lender; provided,
                                                                       --------
that the Borrower, upon the request of the Administrative Agent or any Lender, agrees to promptly repay, within 15 Business Days of the receipt of demand therefor accompanied by documentation supporting such request, the amount paid over to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to the relevant tax authority.

          (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15. Indemnity. The Borrower agrees to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.16. Change of Lending Office. Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).

          2.17. Replacement of Lenders. The Borrower shall be permitted to
                ----------------------
replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.13 or 2.14(a), (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution or (c) fails to comply with a proposed change, waiver, discharge or termination under the Loan Documents otherwise approved by the Required Lenders (it being understood that no such failure shall be deemed to arise solely from the failure of such Lender to vote in favor of such change, waiver, discharge or termination); provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.16 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.13 or 2.14(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) unless clause (b) above is applicable, the Borrower shall be liable to such replaced Lender under
Section 2.15 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.13 or 2.14(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.


                          SECTION 3. LETTERS OF CREDIT



          3.1.  L/C Commitment. (a) Subject to the terms and conditions hereof,
                --------------
the Issuing Lender, in reliance on the agreements of the other Tranche A Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of
                                                                 ----------
Credit") for the account of the Borrower on any Business Day during the
------
Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Total Tranche A Extensions of Credit would exceed the lesser of (x) the Total Tranche A Commitments and (y) the Borrowing Base then in effect. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $100,000 (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and
(y) the date that is five Business Days prior to the Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2.  Procedure for Issuance of Letter of Credit. The Borrower may
                ------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Tranche A Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.3.  Fees and Other Charges. (a) The Borrower will pay a fee on all
                ----------------------
outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Tranche A Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4.  L/C Participations. (a) The Issuing Lender irrevocably agrees to
                ------------------
grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (a) such amount, times (b) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (c) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with Section 3.4(a), the Issuing Lender
----
receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof;
                                                   --- ----
provided, however, that in the event that any such payment received by the
--------  -------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5.  Reimbursement Obligation of the Borrower. The Borrower agrees to
                ----------------------------------------
reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing,
Section 2.9(b) and (ii) thereafter, Section 2.9(c).

          3.6.  Obligations Absolute. The Borrower's obligations under this
                --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the bad faith, gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of bad faith, gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7.  Letter of Credit Payments. If any draft shall be presented for
                -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8.  Applications. To the extent that any provision of any
                ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                   SECTION 4. REPRESENTATIONS AND WARRANTIES



          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

          4.1.  Financial Condition. The audited consolidated balance sheet of
                -------------------
the Borrower and its consolidated Subsidiaries as at December 30, 2000 and the related audited consolidated statements of income and of cash flows for the fiscal year then ended, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the results of its operations and its cash flows for the fiscal period then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 29, 2001 and the related unaudited consolidated statements of income and of cash flows for the period of three fiscal quarters then ended, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the results of its operations and its cash flows for such period. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at November 24, 2001 and the related unaudited consolidated statements of income and of cash flows for the period of eleven fiscal months then ended, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the results of its operations and its cash flows for such period. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as discussed therein, the absence of footnotes for all unaudited periods and, in the case of audited financial statements, as approved by the relevant firm of accountants). Holdings, the Borrower and their respective Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 30, 2000 to and including the Restatement Effective Date there has been no Disposition by Holdings, the Borrower or any of their respective Subsidiaries of any material part of its business or property.

          4.2.  No Change. There has been no development or event that has had
                ---------
or could reasonably be expected to have a Material Adverse Effect since November 24, 2001.

          4.3.  Corporate Existence; Compliance with Law. Each Loan Party (a) is
                -----------------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except for any consents needed to transfer leases required as a result of the Recapitalization the failure to obtain which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to Holdings, the representation and warranty in clause (a) above with respect to good standing shall not be required to be made prior to the 15th day after the Restatement Effective Date, and shall be deemed to be made on such 15th day.

          4.4.  Corporate Power; Authorization; Enforceable Obligations. Each
                -------------------------------------------------------
Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Recapitalization except consents, authorizations, filings and notices (i) which have been obtained or made and are in full force and effect or (ii) the failure to obtain which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section
4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5.  No Legal Bar. The execution, delivery and performance of this
                ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the

Borrower or any other Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

          4.6.  Litigation. No litigation, investigation or proceeding of or
                ----------
before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of their respective Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7.  No Default. Neither Holdings, the Borrower nor any of their
                ----------
respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

          4.8.  Ownership of Property. Each of Holdings, the Borrower and each
                ---------------------
other Loan Party has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property.

          4.9.  Intellectual Property. Holdings, the Borrower and each of their
                ---------------------
respective Subsidiaries owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such material claim. To the best knowledge of the Borrower, the use of Intellectual Property by Holdings, the Borrower and their respective Subsidiaries in the conduct of their business as currently conducted does not infringe on the rights of any Person in any material respect.

          4.10. Taxes. Except as set forth on Schedule 4.10, each of Holdings,
                -----
the Borrower and each of their respective Subsidiaries has filed or caused to be filed all Federal, material state and other material tax returns that are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or their respective Subsidiaries, as the case may be); no material tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

          4.11. Federal Regulations. No part of the proceeds of any Loans will
                -------------------
be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          4.12. Labor Matters. Except as, in the aggregate, could not reasonably
                --------------
be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any of their respective Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of Holdings, the Borrower and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Holdings, the Borrower or any of their respective Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

          4.13. ERISA. Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14. Investment Company Act; Other Regulations. No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board and Requirements of Law of the type referred to in the exception contained in the last sentence of Section 4.4) that limits its ability to incur Indebtedness.

          4.15. Subsidiaries. Except as disclosed to the Administrative Agent by
                ------------
the Borrower in writing from time to time after the Restatement Effective Date,
(a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

          4.16. Use of Proceeds. The proceeds of the Loans and the Letters of
                ---------------
Credit shall be used for general corporate purposes of the Borrower and the Subsidiaries (including, without limitation, to provide working capital and finance Permitted Acquisitions).

          4.17. Environmental Matters. Except as, in the aggregate, could not
                ---------------------
reasonably be expected to result in a Material Adverse Effect:

          (a) the facilities and properties owned, leased or operated by Holdings, the Borrower or any of their respective Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) neither Holdings, the Borrower nor any of their respective Subsidiarie s has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Holdings, the Borrower or any of their respective Subsidiaries (the "Business"), nor does Holdings or the Borrower have knowledge that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of or from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws; and

          (g) neither Holdings, the Borrower nor any of their respective Subsidiaries has retained or contractually assumed any liability of any other Person under Environmental Laws.

          4.18. Accuracy of Information, etc. No statement or information
                ----------------------------
contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such information was furnished. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, the representations and warranties of Holdings and, to the knowledge of Holdings, the Seller contained in the Recapitalization Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19. Security Documents. (a) The Guarantee and Collateral Agreement
                ------------------
is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and, with respect to Collateral consisting of Pledged Stock, nonconsensual Liens permitted by Section 7.3(a)).

          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except for Liens permitted by Section 7.3(a), (b), (e), (k) and (m)).

          (c) Schedule 4.19(c) lists each parcel of real property in the United States owned in fee simple by the Borrower or any of its Subsidiaries as of the Closing Date.

          4.20. Solvency. Each Loan Party is, and after giving effect to the
                --------
Recapitalization and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          4.21. Senior Indebtedness. The obligations of Holdings under the
                -------------------
Guarantee and Collateral Agreement constitute "Senior Debt" of Holdings under and as defined in the Subordinated Seller Notes.

          4.22. Regulation H. No Mortgage encumbers improved real property that
                ------------
is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                        SECTION 5. CONDITIONS PRECEDENT

          5.1.  Conditions to Effectiveness. The effectiveness of this Agreement
                ---------------------------
is subject to the satisfaction (or waiver) of the following conditions precedent:

          (a)   Credit Agreement; Reaffirmation. The Administrative Agent shall
                -------------------------------
     have received (i) this Agreement, executed and delivered by the Administrative Agent, Holdings, the Borrower and each Lender and (ii) a Reaffirmation with respect to the Guarantee and Collateral Agreement and the Mortgages in form and substance reasonably satisfactory to the Administrative Agent (the "Reaffirmation"), executed and delivered by
                                -------------
     Holdings, the Borrower and each Subsidiary Guarantor.

          (b)   Sealy Supply Agreement. The Administrative Agent shall have
                ----------------------
     received an executed copy of appropriate documentation to establish compliance with Section 7.17(c).

          (c)   Fees and Expenses. The Lenders and the Administrative Agent
                -----------------
     shall have received all reasonable fees required to be paid, and all reasonable expenses for which invoices have been presented, on or before the Restatement Effective Date, including, in any event, (i) the reasonable costs and reasonable expenses of the Administrative Agent incurred in connection with the preparation, negotiation and execution of this Agreement, (ii) the reasonable fees and expenses of legal counsel to the Administrative Agent and (iii) an amendment fee for each Lender that consents to this Agreement in the amount of 0.75% of such Lender's Tranche A Commitment. All such amounts will be paid with proceeds of Loans made on the Restatement Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Restatement Effective Date.

          (d)   Closing Certificate. The Administrative Agent shall have
                -------------------
     received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (e)   Legal Opinions. The Administrative Agent shall have received the
                --------------
     executed legal opinion of each of Kirkland & Ellis, counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent.

          (f)   Borrowing Base Certificate. The Administrative Agent shall have
                --------------------------
     received a Borrowing Base Certificate setting forth the Borrowing Base as of November 24, 2001.

          (g)   Excess Loans. The Borrower shall have repaid Loans under the
                ------------
     Existing Credit Agreement in an amount equal to the excess, if any, of the aggregate Extensions of Credit (under and as defined in the Existing Credit Agreement) over the aggregate Commitments (under and as defined in the
                ----
     Existing Credit Agreement), which excess amount is $49,000.

          5.2.  Conditions to Each Extension of Credit. The agreement of each
                --------------------------------------
Lender to make any extension of credit requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

          (a)   Representations and Warranties. Each of the representations and
                ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b)   No Default. No Default or Event of Default shall have occurred
                ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c)   Borrowing Base Certificate. In the case of any Tranche A Loan or
                --------------------------
     Letter of Credit, the Administrative Agent shall have received the most recent Borrowing Base Certificate due pursuant to Section 6.2(e).

          (d)   Participation Agreement. If required by any Participation
                -----------------------
     Agreement, the Administrative Agent shall have received in immediately available funds the purchase price for the relevant Loans pursuant to such Participation Agreement.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

          5.3.  Conditions to Permitted Acquisitions. The Borrower may enter
                ------------------------------------
into a Permitted Acquisition pursuant to Section 7.8(f) upon the satisfaction (or waiver) of the following conditions precedent:

          (a) After giving effect to such Permitted Acquisition and any borrowings made in connection therewith, the Borrower shall have the ability to borrow at least $5,000,000 of Tranche A Loans pursuant to
     Section 2.1(a).

          (b) All consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority or any other Person which are required in connection with such Permitted Acquisition and the related borrowings hereunder shall have been obtained or made and shall be in full force and effect, except for those consents, authorizations, filings, notices or acts the failure of which to obtain or undertake could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) The Administrative Agent shall have received copies of all material documentation governing the Permitted Acquisition.

          (d) The Administrative Agent shall have received documentation in form and substance reasonably satisfactory to it regarding compliance with
     Section 6.9.

          (e) No Default or Event of Default shall have occurred and be continuing on the Permitted Acquisition Date or after giving effect to such Permitted Acquisition, including, on a pro forma basis, pursuant to Section
                                            --- -----
     7.1, as certified in reasonable detail to the Administrative Agent by the Chief Financial Officer of the Borrower.

                        SECTION 6. AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of their respective Subsidiaries to:

          6.1.  Financial Statements. Furnish to the Administrative Agent:
                --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); and

          (c) as soon as available, but in any event not later than 35 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2.  Certificates; Other Information. Furnish to the Administrative
                -------------------------------
Agent (or, in the case of clause (j), to the relevant Lender):

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default pursuant to Section 7.1, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and their respective Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y);

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a
     ------------
     certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods (in which case no narrative discussion will be required as long as the historical and projected numbers are presented in comparative form) and to the comparable periods of the previous year;

          (e) within 35 days after the end of each fiscal month (commencing with the December 2001 fiscal month) and within five Business Days after the last Friday of each two-week period (commencing with Friday, February 8, 2002), a Borrowing Base Certificate substantially in the form of Exhibit F (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time) (each, a "Borrowing Base
                                                         --------------
     Certificate") setting forth the Borrowing Base as of the last day of such
     -----------
     month or as of such Friday, as the case may be, and accompanied by any other documentation required by said Exhibit F or otherwise reasonably requested by the Administrative Agent in connection with the Borrowing Base, provided that (i) the Borrower may in its discretion also provide
           --------
     Borrowing Base Certificates as of any other date it may select (which shall be accompanied by the relevant additional documentation as described above) and (ii) in the case of bi-weekly or discretionary Borrowing Base Certificates, the most recent monthly reporting shall be used for (x) Borrowing Base assets other than Finished Goods (to the extent more recent information is not available) and (y) Finished Goods attributable to the Borrower's Florida market to the extent that the Administrative Agent concludes in its reasonable discretion that the Borrower's systems are not able to provide more recent information on such Finished Goods;

          (f) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Note Indenture, any Subordinated Seller Note, any Subordinated Debt, the Recapitalization Documentation, the Bain Advisory Services Agreement, the Sealy Supply Agreement or the Tax Sharing Agreement;

          (g) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities (in their capacity as debt or equity security holders) and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC;

          (h) at least five Business Days prior to the expected consummation thereof, notice of any Permitted Acquisition;

          (i) within 35 days after the end of each month (or, in the case of the last month of any fiscal quarter, 90 days (in the case of the fourth fiscal quarter) or 45 days (otherwise)), (i) consolidated statements of income and of cash flows for such month (unless, if applicable, otherwise provided pursuant to Section 6.1(c)), (ii) a report setting forth comparable sales data and gross margin data on a regional basis for such month, in each case in form consistent with the Borrower's historical internal reporting practices as of the Restatement Effective Date and (iii) evidence in reasonable detail of compliance with Section 7.17(d); and

          (j) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3.  Payment of Obligations. Except as could not, in the aggregate,
                ----------------------
reasonably be expected to have a Material Adverse Effect, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or their respective Subsidiaries, as the case may be.

          6.4.  Maintenance of Existence; Compliance. (a)(i) Preserve, renew and
                ------------------------------------
keep in full force and effect its corporate existence (except as permitted by Section 7.5) and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5.  Maintenance of Property; Insurance. (a) Keep all property useful
                ----------------------------------
and necessary in its business in good working order and condition, ordinary wear and tear and damage by casualty or condemnation excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6.  Inspection of Property; Books and Records; Discussions;
                ------------------------------------------------------
Meetings. (a) Keep proper books of records and account in which full, true and
--------
correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; (b) permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and their respective Subsidiaries with officers and employees of Holdings, the Borrower and their respective Subsidiaries and with its independent certified public accountants; provided that, unless an Event of Default has occurred, no single Lender (other than the Administrative Agent) shall be entitled to more than one inspection during any twelve month period and (c) cause senior management of the Borrower to participate in meetings with the Lenders at the request of the Administrative Agent, provided that no more than one meeting may be so requested in any fiscal quarter.

               6.7.   Notices.  Promptly give notice to the Administrative Agent
                      -------
of:

               (a)    the occurrence of any Default or Event of Default;

               (b) any litigation, investigation or proceeding that may exist at any time between Holdings, the Borrower or any of their respective Subsidiaries and an y Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (c) the following events, as soon as possible and in any event within 30days after the Borrower knows or has reason to know thereof:
          (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

               (d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

               6.8.   Environmental Laws. Except as, in the aggregate, could not
                      ------------------
reasonably be expected to have a Material Adverse Effect, (a) comply with, and make reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and (b) obtain and comply with and maintain, and make reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

               6.9.   Additional Collateral, etc. (a) With respect to any
                      ---------------------------
property acquired by Holdings, the Borrower or any of their respective Subsidiaries (other than (w) leasehold interests in real property, (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(g) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent may reasonably request to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or reasonably requested by the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority (subject to Liens permitted under Section 7.3) security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

       (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired by Holdings, the Borrower or any of their respective Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (y) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority (subject to Liens permitted under Section 7.3) Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably requested by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

       (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired by Holdings, the Borrower or any of their respective Subsidiaries (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably requests to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority (subject to Liens permitted under Section 7.3) security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of their respective Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or reasonably requested by the Administrative Agent to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority (subject to Liens permitted under Section 7.3) security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

       (d) With respect to any new Excluded Foreign Subsidiary created or acquired by Holdings, the Borrower or any of their respective Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably requests to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of their respective Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or reasonably requested by the Administrative Agent to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

        6.10.  Payment of Obligations Relating to Alabama Mortgage. Reimburse
               ---------------------------------------------------
the Administrative Agent for all recording taxes and obligations paid by the Administrative Agent in connection with any Mortgage executed with respect to real property located within the State of Alabama (including the property located at 813 North Decatur Street, Montgomery, Alabama) which are reasonably necessary to preserve the full benefits granted pursuant to such Mortgage, including recording taxes payable by the Administrative Agent in September of every year based on the Total Extensions of Credit under both Facilities made during the twelve months preceding the date of such payment.


                         SECTION 7. NEGATIVE COVENANTS


        Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly:

        7.1.   Minimum Consolidated EBITDA. Consolidated EBITDA. Permit
               ---------------------------  -------------------
Consolidated EBITDA for each period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

                                                 Minimum Consolidated
                    Fiscal Quarter                     EBITDA
             ---------------------------        ----------------------
             March 30, 2002                          $ 2,000,000
             June 29, 2002                           $ 4,700,000
             September 28, 2002                      $ 7,700,000
             December 28, 2002                       $10,700,000
             March 29, 2003                          $12,500,000
             June 28, 2003                           $15,000,000
             September 27, 2003                      $17,500,000
             January 3, 2004                         $20,500,000

        7.2.   Indebtedness.  Create, issue, incur, assume, become liable in
               ------------
respect of or suffer to exist any Indebtedness, except:


        (a)    Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

          (c) Guarantee Obligations incurred in the ordinary course of business (i) by the Borrower or any Subsidiary Guarantor of obligations of the Borrower or any Wholly Owned Subsidiary
     Guarantor or (ii) by any Excluded Foreign Subsidiary of any obligation of any other Excluded Foreign Subsidiary;

          (d) Indebtedness outstanding on the Closing Date and listed on
     Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

          (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding;

          (f) (i) Indebtedness of the Borrower in respect of the Senior Notes in an aggregate principal amount not to exceed $140,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;

          (g) Indebtedness of Holdings in respect of the Subordinated Seller Notes in an aggregate principal amount not to exceed
     $17,500,000;

          (h) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes;

          (i) Indebtedness of the Borrower to Holdings having the terms set forth on Exhibit I "Borrower/Holdings Subordinated Debt");
                             -----------------------------------

          (j) Indebtedness of the Borrower and its Subsidiaries in respect of letters of credit securing performance of leases and payments under insurance policies in an aggregate undrawn and unexpired amount of up to $2,000,000;

          (k) Indebtedness of Foreign Subsidiaries under lines of credit extended to any such Foreign Subsidiary by Persons other than the Borrower or any or its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital purposes; provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries shall not exceed $1,000,000;

          (l) Indebtedness of Holdings or the Borrower with respect to Subordinated Debt, provided that the aggregate amount of all
                        --------
     Subordinated Debt outstanding under this clause (l) shall not exceed $20,000,000 at any one time outstanding, of which not more than $7,500,000 may be in the form of Cash Pay Subordinated Debt;

           (m) Indebtedness of Holdings owed to former officers or employees of Holdings, the Borrower or any of their respective Subsidiaries incurred by Holdings in connection with the repurchase of Holdings' common stock or common stock options upon the death, disability or termination of employment of such officer or employee having the terms set forth on Exhibit J ("Management Notes");
                 ----------------

           (n) Indebtedness of any Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition existing at the time of consummation of the Permitted Acquisition; provided that (i) such Indebtedness was not incurred
                            --------
     in connection with or in anticipation of such Permitted Acquisition, (ii) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development bond or similar financings), it being understood and agreed that Capital Lease Obligations shall not constitute debt for borrowed money for purposes of this clause (n), and (iii) the aggregate outstanding principal amount of Indebtedness incurred pursuant to this paragraph (n) shall not exceed $2,000,000; and

           (o) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $5,000,000 at any one time outstanding.

           7.3. Liens. Create, incur, assume or suffer to exist any Lien upon
                -----
any of its property, whether now owned or hereafter acquired, except for:

           (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

           (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

           (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

           (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the Closing Date listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such
                                                        --------
     Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created
                                 --------
     substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (j) any attachment or judgment Lien not constituting an Event of Default under Section 8(h);

          (k) leases or subleases granted to others in the ordinary course of business consistent with past practices and not interfering in any material respect with the ordinary conduct of the business or operations of Holdings, the Borrower or any of their respective Subsidiaries;

          (l) bankers' liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;

          (m) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

          (n) licenses of patents, trademarks and other intellectual property rights granted by Holdings, the Borrower or any of their respective Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Holdings, the Borrower or such Subsidiary;

          (o) Liens securing any Indebtedness permitted pursuant to Section 7.2(n); provided that such Liens only encumber the assets acquired in the
             --------
     related Permitted Acquisition and
     provided further that such Liens were not granted in contemplation of the
     -------- -------
     related Permitted Acquisition; and

          (p) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Borrower and all Subsidiaries) $2,500,000 at any one time.

          7.4. Fundamental Changes. Enter into any merger, consolidation or
               -------------------
amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                           --------
     surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the
                --------
     continuing or surviving corporation);

          (b) any Excluded Foreign Subsidiary may be merged or consolidated with or into any other Excluded Foreign Subsidiary;

          (c) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (d) any Excluded Foreign Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Excluded Foreign Subsidiary;

          (e) mergers with any other Person pursuant to investments permitted by Section 7.8(i) (provided that the Borrower or the applicable Wholly
                        --------
     Owned Subsidiary Guarantor shall be the continuing or surviving corporation); and

          (f) sales of all or substantially all of the property or business of any Subsidiary to the extent permitted by Section 7.5.

          7.5. Disposition of Property. Dispose of any of its property, whether
               -----------------------
now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 7.4(c) and (d);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (e) the sale or discount of accounts receivable in connection with the collection or compromise thereof undertaken in the ordinary course of business;

          (f) the exchange of equipment or other personal property, including intellectual property, for the functional equivalent thereof in the ordinary course of business;

          (g) the leasing or licensing of real or personal property, including intellectual property, in the ordinary course of business; and

          (h) the Disposition of other property having a fair market value not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower, provided that at least 75% of the proceeds received in connection with any
     --------
     such Disposition be in the form of cash.

          7.6. Restricted Payments. Declare or pay any dividend (other than
               -------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any Subsidiary or any Management Notes, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to (i) purchase Holdings' common stock or common stock options from present or former officers or employees of Holdings, the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee or pay principal and interest on Management Notes, provided, that the aggregate amount of cash payments under this clause (i)
     --------
     after the Closing Date (net of any proceeds received by Holdings and contributed to the Borrower after the Closing Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $4,000,000 and (ii) pay management fees and expenses expressly permitted by the last sentence of Section 7.10;

          (c)  the Borrower may pay dividends to Holdings to permit Holdings to
     (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $250,000 in any fiscal year and (ii) pay any taxes that are due and payable by Holdings and the Borrower as part of a consolidated group; and

          (d) the Borrower may pay a dividend to Holdings to permit Holdings to make any payment permitted by Section 7.8(n).

          7.7. Capital Expenditures. Make or commit to make any Capital
               --------------------
Expenditure, except:

          (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $6,500,000 (the "Base Amount") in the
                                                           -----------
aggregate for the Borrower and its Subsidiaries during any fiscal year of the Borrower; provided, that (i) the Base Amount for each fiscal year during and
          --------
after which a Permitted Acquisition occurs shall be increased by an amount equal to 15% of the consolidated EBITDA of the Permitted Acquired Person (calculated in a manner comparable to the manner in which Consolidated EBITDA is calculated hereunder) for the most recent period of four consecutive fiscal quarters for which the relevant information is available for the Permitted Acquired Person;
(ii) up to 50% of the Base Amount, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year; and (iii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of
                                                        -----
amounts carried over from the prior fiscal year pursuant to subclause (ii) above and, second, in respect of amounts permitted for such fiscal year as provided
     ------
above;

          (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount; and

          (c)  In addition to the Capital Expenditures made pursuant to the
Section 7.7(a) or (b), the Borrower may make additional Capital Expenditures not in excess of the Excess Proceeds Amount;

provided, that, for purposes of this Section 7.7, Capital Expenditures shall not
--------
be deemed to include any expenditures made by Holdings, the Borrower or any of their respective Subsidiaries to acquire in a Permitted Acquisition the business, property or assets of any Permitted Acquired Person, or the stock or other evidence of beneficial ownership of any Permitted Acquired Person that, as a result of such Permitted Acquisition, becomes a Subsidiary of the Borrower.

          7.8. Investments. Make any advance, loan, extension of credit (by way
               -----------
of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Guarantee Obligations permitted by Section 7.2(c);

          (d) loans and advances to employees of Holdings, the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower or any Subsidiary of the Borrower not to exceed $500,000 at any one time outstanding;

          (e)  any Permitted Acquisitions;

          (f) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (g) intercompany Investments by Holdings, the Borrower or any of their respective Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

          (h) the Borrower and its Subsidiaries may make and own Investments consisting of notes received in connection with any Disposition permitted under Section 7.5(h);

          (i) Holdings may make non-cash loans to employees, officers, executives or consultants of Holdings or the Borrower for the purpose of purchasing Capital Stock of Holdings so long as such loans are used in their entirety to purchase such Capital Stock;

          (j) the Borrower and its Subsidiaries may make and own Investments consisting of notes received in the ordinary course of business from suppliers or customers in connection with the collection of accounts receivable;

          (k) advances made in connection with deposits on leases in the ordinary course of business;

          (l) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 plus up to
                                                                ----
     $2,500,000 in Excess Proceeds Amounts during the term of this Agreement;

          (m) the acquisition by Holdings of all of the outstanding Capital Stock of SCC Holdings pursuant to the Sleep Country Acquisition Agreement, including any loans made by Holdings to SCC Holdings (and any subsequent conversion thereof into Capital Stock of SCC Holdings) and any purchase by Holdings of preferred stock or other equity securities issued by SCC Holdings in connection with such acquisition;

                   (n) Holdings or the Borrower may make a loan to, or purchase preferred stock from, SCC Holdings or SCC Acquisitions in an amount not to exceed Cdn.$4,000,000 in fiscal year 2001 in order to enable SCC Holdings or SCC Acquisitions to pay any amount required by Section 5C of the Sleep Country Acquisition Agreement;

                   (o) Holdings or the Borrower may make loans to SCC Holdings in an aggregate amount not to exceed the aggregate amount of any substantially concurrent interest payments made by SCC Holdings to Holdings or the Borrower on account of loans borrowed by SCC Holdings pursuant to Section 7.8(m) and (n);

                   (p) Holdings may (i) purchase Capital Stock or Indebtedness (including Senior Notes) of or make loans to any Person so long as the aggregate amount expended in connection therewith does not exceed $2,500,000 and none of the consideration therefor is paid, directly or indirectly, by the Borrower or any of its Subsidiaries or by any Subsidiary of Holdings and (ii) repurchase Subordinated Seller Notes in accordance with Section 7.9; and

                   (q) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 plus
                                                                          ----
         up to $2,500,000 in Excess Proceeds Amounts during the term of this Agreement.

For purposes of this Section 7.8, consideration paid in connection with any Investment shall be deemed to include the principal amount of any Indebtedness assumed in connection therewith.

                   7.9.  Payments and Modifications of Certain Debt Instruments.
                         ------------------------------------------------------
(a) Make or offer to make any payment, prepayment, repurchase or redemption in respect of or defease or segregate funds with respect to the Senior Notes, any Subordinated Debt, any Borrower/Holdings Subordinated Debt, or any Subordinated Seller Note, other than scheduled interest payments in respect of the Senior Notes and any Cash Pay Subordinated Debt and liquidated damages payable pursuant to the Registration Rights Agreement (as defined in the Senior Note Indenture) with respect to the Senior Notes (it being understood that no interest payments pursuant to the Subordinated Seller Notes and the Borrower/Holdings Subordinated Debt shall be permitted), provided that Holdings may (i) repurchase any
                          --------
Subordinated Seller Note so long as none of the consideration therefor is paid, directly or indirectly, by the Borrower or any of its Subsidiaries or by any Subsidiary of Holdings and (ii) repurchase Senior Notes pursuant to an Investment made in accordance with Section 7.8(p)(i), or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Note Indenture, the Senior Notes, any Subordinated Debt or any Subordinated Seller Note (other than any such amendment, modification, waiver or other change that (i) (x) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon or (y) would not be adverse to the interests of the Lenders and (ii) does not involve the payment of a consent fee).

                   7.10. Transactions with Affiliates. Except as set forth on
                         ----------------------------
Schedule 7.10, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the

Borrower or any Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; provided that the foregoing restriction shall not apply to (i) reasonable and customary fees paid to members of the boards of directors of Holdings, the Borrower and its Subsidiaries, (ii) issuance of Capital Stock to employees and consultants of the Borrower pursuant to employment or consulting arrangements and (iii) employment and consulting arrangements entered into in the ordinary course of business. Notwithstanding anything to the contrary in this Agreement, in no event shall any fees or other amounts be paid by Holdings, the Borrower or any of their respective Subsidiaries to the Sponsor or any of its Affiliates pursuant to the Bain Advisory Services Agreement or any similar agreement (it being understood that such fees and other amounts shall be permitted to accrue) other than fees that accrue in accordance with the Bain Advisory Services Agreement (at the rate in effect on the Restatement Effective Date) during a Qualified Payment Month.


                   7.11. Sales and Leasebacks. Enter into any arrangement with
                         --------------------
any Person providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary.

                   7.12. Changes in Fiscal Periods. Permit the fiscal year of
                         -------------------------
the Borrower to end on a day other than the Saturday occurring closest to the last calendar day of each calendar year or change the Borrower's method of determining fiscal quarters.

                   7.13. Negative Pledge Clauses. Enter into or suffer
                         -----------------------
to exist or become effective any agreement that prohibits or limits the ability of Holdings, the Borrower or any of their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) applicable law, (d) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, the Borrower or any of their respective Subsidiaries, (e) customary provisions restricting assignment of any licensing agreement entered into by Holdings, the Borrower or any of their respective Subsidiaries in the ordinary course of business, (f) any document or instrument evidencing Foreign Subsidiary working capital Indebtedness permitted under Section 7.2 so long as such encumbrance or restriction only applies to the Foreign Subsidiary incurring such Indebtedness,
(g) the Senior Note Indenture and (h) customary provisions contained in joint venture agreements entered into in the ordinary course of business so long as such encumbrance or restriction only applies to the relevant joint venture governed by such agreement.

                   7.14. Clauses Restricting Subsidiary Distributions. Enter
                         --------------------------------------------
into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) applicable law, (iv) in the case of clause (c) above, customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, the Borrower or any of their respective Subsidiaries, (v) in the case of clause (c) above, customary provisions restricting assignment of any licensing agreement entered into by Holdings, the Borrower or any of their respective Subsidiaries in the ordinary course of business, (vi) any document or instrument evidencing Foreign Subsidiary working capital Indebtedness permitted under Section 7.2 so long as such encumbrance or restriction only applies to the Foreign Subsidiary incurring such Indebtedness,
(vii) the Senior Note Indenture and (viii) customary provisions contained in joint venture agreements entered into in the ordinary course of business so long as such encumbrance or restriction only applies to the relevant joint venture governed by such agreement.

                   7.15. Lines of Business. Enter into any business, either
                         -----------------
directly or through any Subsidiary, except for businesses which are the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Subsidiaries are engaged on the Restatement Effective Date.

                   7.16. Amendments to Certain Agreements. (a) Amend, supplement
                         --------------------------------
or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Recapitalization Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto, (b) otherwise amend, supplement or otherwise modify the other terms and conditions of the Recapitalization Documentation except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and
(ii) could not reasonably be expected to have a Material Adverse Effect, or (c) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Bain Advisory Services Agreement, the Tax Sharing Agreement or any Qualified Infusion Document in any manner that is materially adverse to the Lenders.

                   7.17. Sealy Supply Agreement. (a) Terminate the Sealy Supply
                         ----------------------
Agreement for any reason other than (i) by the mutual agreement of Sealy Mattress Company and the Borrower, provided that the Borrower shall concurrently enter into a substantially similar supply agreement on terms which are at least as favorable overall to the Lenders as those contained in the Sealy Supply Agreement or (ii) the breach thereof by Sealy Mattress Company, provided that the Borrower shall thereafter use commercially reasonable efforts to promptly enter into a substantially similar supply agreement on terms which are at least as favorable overall to the Lenders as those contained in the Sealy Supply Agreement.


                   (b) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Sealy Supply Agreement except for any such amendment, supplement or modification that could not reasonably be expected to have a Material Adverse Effect.

                   (c) Permit the Sealy Supply Agreement (or any similar mattress supply agreement with Sealy or any of its Affiliates) to require payment terms earlier than 85 days.

                  (d) Permit, for any fiscal month, the aggregate amount paid during such month to Sealy or any of its Affiliates under the Sealy Supply Agreement (or any similar mattress supply agreement with Sealy or any of its Affiliates) prior to the 70/th/ day after incurrence thereof to exceed 10% of the aggregate amount owing to Sealy and its Affiliates under any such agreement as of the last day of such month.


                          SECTION 8. EVENTS OF DEFAULT


                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) Holdings, the Borrower or any of their respective Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
         (iii) default in the observance or performance of any other agreement or condition relating to any such

         Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in
                  --------
         clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
         (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,500,000; or

                  (f) (i) Holdings, the Borrower or any of their respective Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of their respective Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of their respective Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition,
         together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against Holdings, the Borrower or any of their respective Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $2,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k)   a Change of Control shall occur; or

                  (l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, the maintenance of its corporate existence, and activities relating to accounting, legal and financial matters concerning Holdings, the Borrower and their respective Subsidiaries collectively, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (w) Subordinated Debt, (x) nonconsensual obligations imposed by operation of law, (y) pursuant to the Loan Documents to which it is a party and (z) obligations with respect to its Capital Stock or any Management Notes issued by it, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than (x) the ownership of shares of Capital Stock of the Borrower and (y) Investments expressly permitted by Section 7.8 to be made by Holdings; or

                  (m) any Subordinated Seller Note, any Borrower/Holdings Subordinated Debt or any Subordinated Debt shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the relevant Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided pursuant to the terms of such Indebtedness, or any Loan Party, any Affiliate of any Loan Party or the holder of any such Indebtedness shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.


                             SECTION 9. THE AGENTS


         9.1.  Appointment. Each Lender hereby irrevocably designates and
               -----------
appoints the Administrative Agent as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         9.2.  Delegation of Duties. The Administrative Agent may execute any of
               --------------------
its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         9.3.  Exculpatory Provisions. Neither any Agent nor any of their
               ----------------------
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         9.4.  Reliance by Administrative Agent. The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         9.5.  Notice of Default. The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6.  Non-Reliance on Agents and Other Lenders. Each Lender expressly
               ----------------------------------------
acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7.  Indemnification. The Lenders agree to indemnify each Agent in its
               ---------------
capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         9.8.  Agent in Its Individual Capacity. Each Agent and its affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         9.9.  Successor Administrative Agent. The Administrative Agent may
               ------------------------------
resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the

Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         9.10. Co-Agent. The Co-Agent shall not have any duties or
               --------
responsibilities hereunder in its capacity as such.

                           SECTION 10. MISCELLANEOUS

         10.1. Amendments and Waivers. Neither this Agreement, any other Loan
               ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 with respect to any matter covered by this
Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Holdings or, except in connection with a transaction permitted by Section 7.4 or Section 7.5, all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders;
(iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent and, in the case of Section 9.10, the Co-Agent; or (v) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

          10.2. Notices. All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

   Holdings:                              Mattress Holding Corporation
                                          c/o Bain Capital, L.L.C.
                                          111 Huntington Avenue
                                          Boston, Massachusetts  02119
                                          Attention: Jim Hirshorn
                                          Telecopy:  (617) 516-2010
                                          Telephone:  (617) 516-2000

   The Borrower:                          Mattress Discounters Corporation
                                          9822 Fallard Court
                                          Upper Marlboro, Maryland  20772
                                          Attention:  Chief Financial Officer
                                          Telecopy:  (301) 856-0380
                                          Telephone:  (301) 856-6755

       with a copy to each of:            Bain Capital, L.L.C.
                                          111 Huntington Avenue
                                          Boston, Massachusetts  02119
                                          Attention:  Jim Hirshorn
                                          Telecopy:  (617) 516-2010
                                          Telephone:  (617) 516-2000

                                     Kirkland & Ellis
                                     200 East Randolph Drive
                                     Chicago, Illinois  60601
                                     Attention:  Linda K. Myers
                                     Telecopy:  (312) 861-2200
                                     Telephone:  (312) 861-2000

  The Administrative Agent:          JPMorgan Chase Bank
                                     270 Park Avenue
                                     New York, New York  10017
                                     Attention: Michael Lancia
                                     Telecopy: (212) 622-4834
                                     Telephone: (212) 622-3707

      With a copy to each of         JPMorgan Chase Bank
                                     c/o The Loan and Agency Services Group
                                     One Chase Manhattan Plaza, 8/th/ Floor
                                     New York, New York  10081
                                     Attention: Anne Bowles
                                     Telecopy: (212) 552-7500
                                     Telephone: (212) 552-7260

                                     JPMorgan Chase Bank Delaware
                                     c/o The Letter of Credit Department
                                     1201 Market Street, 8/th/ Floor
                                     Wilmington, Delaware  19801
                                     Attention: Michael Handago
                                     Telecopy: (302) 428-3390 or (302) 984-4904
                                     Telephone: (302) 428-3311

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

          10.3. No Waiver; Cumulative Remedies. No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4. Survival of Representations and Warranties. All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or
                -----------------------------
reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents (requested by or on behalf of the Loan Parties) and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including (i) reasonable expenses incurred in connection with inspections pursuant to Section 6.6, (ii) the reasonable fees and disbursements of counsel to the Administrative Agent, (iii) filing and recording fees and expenses, (iv) reasonable costs and reasonable expenses with respect to periodic collateral reviews and evaluations that have been undertaken on behalf of the Lenders and monitoring of collateral by the Administrative Agent's collateral monitoring group, provided that, commencing on the Restatement Effective Date, such reviews, evaluations and the like shall not be conducted more than once in any twelve-month period (and shall not be conducted prior to September 30, 2002) unless an Event of Default has occurred and is continuing, and (v) the reasonable fees and disbursements of any financial advisor engaged by or on behalf of the Administrative Agent (in consultation with the Borrower) at any time after the occurrence of an Event of Default under Section 8(a), (c) (except to the extent resulting from a violation of Section 6.7(a) of which a Responsible Officer does not have knowledge), (d), (e), (f), (h), (k) or (l) (provided that for the purposes of this clause (v), compliance with Section 7.1 shall be determined without giving effect to any Qualified EBITDA Infusions);
(b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of (i) counsel to the Administrative Agent and (ii) not more than one additional firm of counsel to the Lenders; (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents; and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of their respective Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities result from the bad faith, gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable promptly after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Chief Financial Officer (Telephone No. 301-856-0380) (Telecopy No. 301-856-6755), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this
Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6. Successors and Assigns; Participations and Assignments. (a) This
                ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests
                                         -----------
in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents (the documentation governing any such participation, a "Participation Agreement"). In
                                                   -----------------------
the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would (i) reduce the principal of, or interest on, the Loans or any fees payable hereunder in which the Participant shares, (ii) postpone any date fixed for any payment of principal or interest with respect to the Loans in which the Participant shares, or (iii) release all or substantially all of the Collateral except (x) as contemplated by the terms of any Loan Document or (y) in exchange for substitute collateral of equal or greater value. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant (except as otherwise provided in any Participation Agreement) shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating
                             --------
interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.14, such Participant
                    --------
shall have complied with the requirements of said Section and provided, further,
                                                              --------  -------
that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)   Any Lender (an "Assignor") may, in accordance with applicable
                                --------
law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this
            --------
Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, except in the case of an assignment of
                           --------
all of a Lender's interests under this Agreement, unless otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall (i) be in an aggregate principal amount of less than $2,500,000 or (ii) cause the Assignor to have Aggregate Exposure of less than $2,500,000. For purposes of the proviso contained in the preceding sentence, the amounts described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(f) shall have occurred and be continuing with respect to the Borrower.

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the
                                                    --------
recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

            (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

            10.7. Adjustments; Set-off. (a) Except to the extent that this
                  --------------------
Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect
                --------
the validity of such setoff and application.

            10.8. Counterparts. This Agreement may be executed by one or more of
                  ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            10.9. Severability. Any provision of this Agreement that is
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.10.Integration.  This Agreement and the other Loan Documents
                  -----------
represent the agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                   -------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.12. Submission To Jurisdiction; Waivers.  Each of Holdings and
                   -----------------------------------
the Borrower hereby irrevocably and unconditionally:


            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            10.13. Acknowledgements.  Each of Holdings and the Borrower hereby
                   ----------------
acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

            10.14. Releases of Guarantees and Liens. (a) Notwithstanding
                   --------------------------------
anything to the contrary contained herein or in any other Loan Document, the A dministrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

            (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements or contingent indemnification obligations for which requests for payment have not been submitted) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

            10.15. Confidentiality. Each of the Administrative Agent and Lender
                   ---------------
agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, any affiliate of any Lender or any Approved Fund, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates involved in this financing, (d) or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.15), (e) upon the request or demand of any Governmental Authority, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

            10.16. Waiver of Defaults(a) . The Lenders hereby permanently waive
                   -------------------
any Events of Default under the Existing Credit Agreement resulting from any failure to comply with Section 4.3(a) (with respect to the good standing status of Holdings only), 6.1, 6.2 or 7.1 thereof or resulting from the existence of the excess amount described in Section 5.1(g).

10.17. WAIVERS OF JURY TRIAL. HOLDINGS
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    MATTRESS HOLDING CORPORATION


                                    By:   /s/ Stephen R. Gunn
                                       -----------------------------------
                                       Name:  Stephen R. Gunn
                                       Title: Chief Executive Officer



                                    MATTRESS DISCOUNTERS CORPORATION


                                    By:   /s/ Rick Frier
                                       -----------------------------------
                                       Name:  Rick Frier
                                       Title: Chief Financial Officer



                                    JPMORGAN CHASE BANK, as Administrative Agent and as a Lender



                                    By:   /s/ Michael Lancia
                                       -----------------------------------
                                       Name:  Michael Lancia
                                       Title: Vice President



                                    FLEET NATIONAL BANK, as Co-Agent and as a Lender



                                    By:   /s/ George E. Durst
                                       -----------------------------------
                                       Name:  George E. Durst
                                       Title: Vice President

                       ARK II CLO 2001-1, LIMITED, as a Lender



                       By:  Patriarch Partners II, LLC, its Collateral Manager



                       By:   /s/ Lynn Triton
                          -----------------------------------

                          Name:  Lynn Triton
                          Title: Authorized Signatory

                                                                   SCHEDULE 1.1A
                                                                   -------------

                                   COMMITMENTS


   Lender                        Tranche A Commitment     Tranche B Commitment
   ------                        --------------------     --------------------

   JPMorgan Chase Bank                $ 7,000,000              $ 6,250,000

   Fleet National Bank                $ 5,250,000              $ 6,250,000

   ARK II CLO 2001-1, Limited         $ 5,250,000                       $0
                                       ----------                       --

        TOTAL                         $17,500,000              $12,500,000